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                              4.4 Lease Agreement

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                             CAPILANO BUSINESS PARK

                                    PHASE II

                                    L E A S E

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                                     - ii -

                                   I N D E X

ARTICLE 1
BASIC TERMS, SCHEDULES, DEFINITIONS .......................................    1
          1.01      Basic Terms ...........................................    1
          1.02      Schedules .............................................    2
          1.03      Definitions ...........................................    2
          1.04      Specific Provisions ...................................    2

STANDARD PROVISIONS
ARTICLE 2
GRANT OF LEASE ............................................................    4
          2.01      Demise ................................................    4
          2.02      Licence to Use Common Areas ...........................    4
          2.03      Parking ...............................................    4

ARTICLE 3
TERM, COMMENCEMENT ........................................................    4
          3.01      Term ..................................................    4
          3.02      Commencement Date .....................................    4
          3.03      Extension of Termination Date .........................    5

ARTICLE 4
RENT ......................................................................    5
          4.01      Minimum Rent ..........................................    5
          4.02      Adjustment of Minimum Rent ............................    5
          4.03      Payment of Minimum Rent ...............................    5
          4.04      Pro Rata Adjustment of Rent ...........................    6
          4.05      Payment of Rent Generally .............................    6
          4.06      Arbitration ...........................................    6

ARTICLE 5
ADDITIONAL RENT ...........................................................    7
          5.01      Intent of Lease .......................................    7
          5.02      Standard of Operation .................................    7
          5.03      Additional Rent .......................................    7
          5.04      Estimate of Additional Rent ...........................    7
          5.05      Payment of Additional Rent ............................    8
          5.06      Adjustment of Additional Rent .........................    8
          5.07      Pro Rata Adjustment of Additional Rent ................    8
          5.08      Review of Additional Rent .............................    8
          5.09      Apportionment of Additional Rent ......................    8
          5.10      Evidence of Payments ..................................    9

ARTICLE 6
TAXES .....................................................................    9
          6.01      Tenant's Taxes ........................................    9
          6.02      Increases in Taxes ....................................    9
          6.03      Development Taxes .....................................    9
          6.04      Failure to Pay Taxes ..................................    9
          6.05      Right to Contest ......................................    9
          6.06      Additional Taxes ......................................   10

ARTICLE 7
COMMON AREAS ..............................................................   10
          7.01      Landlord's Responsibility .............................   10
          7.02      Payment of Common Area Costs ..........................   10
          7.03      Increases in Costs ....................................   10
          7.04      Tenant's Use of Common Areas ..........................   10
          7.05      No Obstruction ........................................   10
          7.06      Temporary Allocation of Common Areas ..................   10

ARTICLE 8
UTILITIES, HVAC COSTS .....................................................   11
          8.01      Utilities .............................................   11
          8.02      HVAC ..................................................   11

ARTICLE 9
INSURANCE .................................................................   11
          9.01      Tenant's Insurance ....................................   11
          9.02      Landlord's Insurance ..................................   12

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                                     - iii -

          9.03      Lease Guarantee Insurance .............................   13
          9.04      Increases In Rates ....................................   13
          9.05      Recovery of Landlord's Premiums .......................   13

ARTICLE 10
USE AND OCCUPATION ........................................................   13
          10.01     Quiet Enjoyment .......................................   13
          10.02     Use ...................................................   13
          10.03     City Requirements .....................................   13
          10.04     Hours Of Business .....................................   13
          10.05     Rules And Regulations .................................   14
          10.06     Signs .................................................   14
          10.07     Compliance With Laws ..................................   14
          10.08     Nuisance ..............................................   14

ARTICLE 11
CLEANING, REPAIR ..........................................................   15
          11.01     Cleaning ..............................................   15
          11.02     Tenant's Repairs ......................................   15
          11.03     View Repairs ..........................................   16
          11.04     Landlord May Repair ...................................   16
          11.05     Landlord's Repairs ....................................   16

ARTICLE 12
ALTERATIONS, FIXTURES .....................................................   17
          12.01     Tenant's Alterations ..................................   17
          12.02     Removal of Fixtures ...................................   17
          12.03     Landlord's Alterations ................................   18
          12.04     Adjustment of Floor Area ..............................   19
          12.05     Relocation Of Premises ................................   19

ARTICLE 13
SUBSTANTIAL DAMAGE AND DESTRUCTION, EXPROPRIATION .........................   20
          13.01     No Abatement ..........................................   20
          13.02     Substantial Destruction ...............................   20
          13.03     Architect's Certificate ...............................   21
          13.04     Rebuilding ............................................   21
          13.05     Expropriation .........................................   21

ARTICLE 14
ASSIGNMENT, SUBLETTING, SALE OR MORTGAGE ..................................   21
          14.01     First Right Of Refusal ................................   21
          14.02     Assignment And Subletting .............................   23
          14.03     Control Of Corporation ................................   23
          14.04     Bulk Sale .............................................   23
          14.05     Advertising For Sublease ..............................   23
          14.06     Subordination And Attornment ..........................   24
          14.07     Estoppel Certificate, Acknowledgements ................   24
          14.08     Sale By The Landlord ..................................   24

ARTICLE 15
INDEMNITY, LIENS ..........................................................   25
          15.01     Tenant's Indemnity ....................................   25
          15.02     Personal Injury And Property Damage ...................   25
          15.03     Landlord's Indemnity ..................................   26
          15.04     Liens .................................................   26

ARTICLE 16
ENVIRONMENTAL MATTERS
          16.01     Definitions ...........................................   26
          16.02     Tenant's Covenants and Indemnity ......................   26
          16.03     Survival ..............................................   28

ARTICLE 17
DEFAULT, REMEDIES, TERMINATION ............................................   28
          17.01     Default ...............................................   29
          17.02     Accelerated Rent ......................................   29
          17.03     Landlord May Perform ..................................   29
          17.04     Distress ..............................................   29
          17.05     Costs And Interest ....................................   29
          17.06     Vacate Upon Termination ...............................   29

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                                     - iv -

          17.07     Additional Rights On Re-Entry .........................   30
          17.08     No Waiver .............................................   31
          17.09     Remedies Cumulative ...................................   31
          17.10     Landlord Not Liable ...................................   31
          17.11     Offer to Lease, Signs .................................   31
          17.12     Holding over ..........................................   31
          17.13     Waiver of Rights Of Redemption ........................   32

ARTICLE 18
GENERAL PROVISIONS ........................................................   32
          18.01     Co-Covenanter .........................................   32
          18.02     Approvals .............................................   32
          18.03     Landlord's Performance ................................   32
          18.04     Relationship Of Parties ...............................   32
          18.05     Sole Agreement ........................................   32
          18.06     Modification ..........................................   33
          18.07     Costs and Registration ................................   33
          18.08     No Brokerage Commission ...............................   33
          18.09     Applicable Law, Court, Language .......................   33
          18.10     Construed Covenants, Severability .....................   33
          16.11     Time ..................................................   34
          18.12     Notice ................................................   34
          18.13     Index, Headings .......................................   34
          18.14     Number And Gender .....................................   35
          18.15     No Transfer on Bankruptcy .............................   35
          18.16     Successors Bound ......................................   35
          18.17     Landlord's Work and Tenant's Work .....................   35
          18.18     Improvement Allowance .................................   35
          18.19     Tenant's Acceptance ...................................   36

     THIS LEASE dated November 30, 1999, is made and entered into by the Landlord, Tenant, and Co-Covenantor, if any, named herein who, in consideration of the covenants herein contained, agree as follows:

                                    ARTICLE 1
                      BASIC TERMS, SCHEDULES, DEFINITIONS

1.01 Basic Terms

     (a)  (i)  Landlord: HOOPP REALTY INC.

          (ii) Address of Landlord: c/o Tonko-Novam Management Ltd. Suite 480, 789 West Pender Street, Vancouver, B.C. V6C 1H2

     (b)  (i)  Tenant: OFFSHORE SYSTEMS LTD.

          (ii) Description of Tenant: Navigation Equipment

          (iii)Address of Tenant: 107 - 930 West 1st Street, North Vancouver, B.C. V7P 3N4

          (iv) Operating Name: Offshore Systems Ltd.

     (c)  (i)  Co-Covenantor: Not Applicable

          (ii) Description of Co-Covenantor:

          (iii)Address of Co-Covenantor:

     (d) Address of Premises: Units 106A to 109A and 106B to 111B - 930 West 1st Street, North Vancouver, B.C., V7P 3N4

     (e)  Floor Area: 18,206 square feet.

     (f)  (i)  Term: Eight (8) years.

          (ii) First Day of Term: August 1, 1999

          (iii)Termination Date: July 31, 2007

     (g)  Minimum Rent:

Lease    (i) Per Square Ft/
Year           Per Annum      (ii) $ Per Annum   (iii) $ Per Month
------      ---------------        -----------         -----------
1 to 7        $14.10               $256,704.60         $21,392.05

     (h)  Use of Premises: Designer and manufacturer of navigational equipment

     (i)  Fixturing Period: none

     (j)  Parking stalls:   Twenty-two (22)

     (k)  Improvement Allowance: None

     The foregoing Basic Terms are hereby approved by the parties and each reference in this Lease to any of the Basic Terms shall be construed to include the provisions set forth.

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1.02 Schedules

          All schedules to this Lease are hereby incorporated herein and made part of this Lease.

1.03 Definitions

          Unless otherwise defined herein, the following words, phrases and expressions shall have attributed to them the meanings set out in Schedule "B":

     (1)  Additional Rent
     (2)  Basic Terms
     (3)  Co-Covenantor
     (4)  Common Areas
     (5)  Common Area Costs
     (6)  Development
     (7)  Fixturing Period
     (8)  Floor Area
     (9)  Gross Leaseable Area
     (10) Landlord
     (11) Lease
     (12) Lease Year
     (13) Minimum Rent
     (14) Notice
     (15) Parking Areas
     (16) Premises
     (17) Property Taxes
     (18) Proportionate Share of Tenant, Tenant's Proportionate Share
     (19) Rules and Regulations
     (20) Tenant
     (21) Termination Date

                             -----------------------
                               SPECIFIC PROVISIONS
                             -----------------------

1.04 Specific Provisions

          The following provisions (the "Specific Provisions") have been agreed upon by the Tenant and the Landlord to add to or modify the standard provisions of the Lease which are those contained in ARTICLES 2 to 18 of this Lease (the "Standard Provisions"). In case of discrepancy, the Specific Provisions will prevail over the Standard Provisions.

1.04(a) Waiver of Minimum Rent

          Provided the Tenant is not in default under this Lease, the Tenant shall not be required to pay Minimum Rent per the period August 1, 1999 - April 30, 2000 (the "Free Minimum Rent Period"). For clarification, during the Free Minimum Rent Period the Tenant shall be required to pay Additional Rent and any other amounts required to be paid by the Tenant under this Lease.

1.04(b) Percentage Rent

          During the duration of the Term and any renewal thereof the Tenant shall pay to the Landlord, yearly, no later than the sixtieth (60th) day after the Tenant's fiscal year end and in addition to all rents and other payments required under this Lease, a percentage rent (the

                                                                               2

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"Percentage Rent") equal to fifteen per cent (15%) of the net profit of the
Tenant for the fiscal year just ended (the "Net Profit") as follows.

(i) The Net Profit shall be determined by the Tenant's auditors as the net profit of the fiscal year prior to taxes and minority interest.

(ii) The obligation of the Tenant to pay Percentage Rent shall terminate when the cumulative amounts paid for Percentage Rent total $192,528.45, or, failing which, at the end of the Tenant's fiscal year after the expiry of this Lease and any renewal thereof (excluding early termination, in which case the Term shall be deemed to expire at the date it would have expired if an early termination of the Lease had not occurred).

(iii) For such last fiscal year of the Tenant, the percentage rent required to be paid shall be that portion of the Percentage Rent which relates to that part of the Tenant's fiscal year that extends until the expiry of the Lease and any renewal thereof.

This Sub-section 1.04(b) shall survive the termination of the Lease until the Tenant has fulfilled its obligations under this Sub-section 1.04(b)

1.04(c) Financial Information

          During the duration of the Term the Tenant shall supply to the
Landlord:

(i) quarterly: unaudited financial statements, a quarterly report and a 12 month cash flow projection with supporting documentation; and

(ii) yearly: audited financial statements and annual report.

                                                                               3

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                             -----------------------
                               STANDARD PROVISIONS
                             -----------------------

                                    ARTICLE 2
                                 GRANT OF LEASE

2.01 Demise

The Landlord hereby leases to the Tenant, for the Term and upon and subject to the covenants and conditions hereinafter expressed, the Premises indicated outlined in heavy black in Schedule "A" hereto and containing the number of square feet of Floor Area set out in Section 1.01 (e), more or less, and which are more particularly described in Schedule "A".

2.02 Licence to Use Common Areas

The Landlord grants to the Tenant for the Term as an appurtenant part of this Lease, for use by the Tenant and its agents, invitees, servants, employees, licensees and customers, in common with the Landlord and other tenants of the Development and their respective agents, invitees, servants, employees, licensees and customers, the non-exclusive right and licence to use the Common Areas for the purposes as provided herein and in accordance with good business park practice, upon and subject to the covenants and conditions hereinafter expressed and in particular, without limiting the generality of the foregoing, such right, servitude, right-of-way and licence of use hereby granted to the Tenant shall include the right to use the Parking Areas (including the means of pedestrian and vehicular access and the entrances and exits to and from the Development included therein, but excluding those portions thereof which constitute any areas allocated to a tenant or licensee on a seasonal or temporary basis while used and occupied) for the purposes of pedestrian and vehicular access to and from the Development and the parking of vehicles in parking spaces provided therein.

2.03 Parking

During the Term of the Lease, the Tenant shall have the exclusive use of the number of parking stalls set out in Section 1.01(j) in the Parking Areas as designated by the Landlord.

                                    ARTICLE 3
                               TERM, COMMENCEMENT

3.01 Term

The Term of this Lease shall be for the period set out in Section 1.01 (f)(i), beginning on the First Day of the Term set out in Section 1.01(f)(ii) and terminating on the Termination Date set out in Section 1.01 (f) (iii), subject to the extension provisions of Section 3.03.

3.02 Commencement Date

Notwithstanding the beginning of the Term pursuant to Section 3.01, the Tenant's obligations to open for business and to pay rent shall commence on the earlier of:

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

     a) the day next following the expiration of the Fixturing Period set out in Section 1.01(i); or

     (b)  the day the Tenant actually opens for business to the public.

3.03 Extension of Termination Date

In the event that the Tenant's obligations to open for business and to pay rent commence pursuant to Section 3.02 on a day which is after the First Day of the Term and either:

     (a)  the First Day of the Term falls on the first day of a month; or

     (b) the First Day of the Term falls on a day other than the first day of a month and the day of commencement of such obligations occurs during a month other than the month during which the First Day of the Term occurs;

the Term shall automatically be extended by the number of days during the period between the First Day of the Term and the first day of the month next following the commencement of such obligations and the Termination Date shall be deemed to have been amended accordingly.

                                    ARTICLE 4
                                      RENT

4.01 Minimum Rent

The Tenant shall pay to the Landlord in and for each Lease Year, Minimum Rent in the amount per annum set out in Section 1.01(g) (ii) for the respective Lease Year, by equal consecutive monthly instalments in the amount set out in Section
1.01 (g) (iii} for such Lease Year, subject to the adjustment provisions of Section 4.02.

4.02 Adjustment of Minimum Rent

In the event that the Floor Area is revised in accordance with Section 12.04, the Minimum Rent for each Lease Year shall be recalculated automatically by multiplying the revised Floor Area by the amount per square foot set out in
Section 1.01(g) (i) for the respective Lease Year and the annual Minimum Rent for each Lease Year and the amount of the equal monthly instalments for such Lease Year shall be deemed to have been amended accordingly. Upon any such revision of Floor Area, the Landlord shall calculate the amount of the difference between the original Minimum Rent and the revised Minimum Rent for the period prior to the date of such revision and, if such amount represents an increase in Minimum Rent, the Tenant shall immediately pay the amount to the Landlord, or, if such amount represents a decrease in Minimum Rent, the Landlord shall immediately repay the amount to the Tenant. A comparable adjustment in respect of any earlier payment of the Tenant's Proportionate Share of Additional Rent shall also be made.

4.03 Payment of Minimum Rent

The first monthly instalment of Minimum Rent, or the appropriate portion thereof calculated in accordance with Section 4.04, shall be paid on or before the First Day of the Term and subsequent instalments of Minimum Rent shall be paid strictly in advance on the first day of each and every succeeding month throughout the Term.

4.04 Pro Rata Adjustment of Rent

All rent shall be deemed to accrue from day to day, and if for any reason it shall became necessary to calculate the rental for irregular periods of less than one year or one month, as the case may be, an appropriate pro rata adjustment shall be made on a daily basis in order to compute the rent for such irregular period.

4.05 Payment of Rent Generally

All payments by the Tenant to the Landlord required or contemplated by this Lease shall be:

     (a)  paid to the Landlord by the Tenant in lawful currency of Canada;

     (b) made when due hereunder, without prior demand therefor and without any set-off, compensation or deduction whatsoever, at the address of the Landlord set out in Section 1.01(a) (ii) or such other place as the Landlord may designate from time to time to the Tenant;

     (c) applied towards amounts then outstanding hereunder, in such manner as the Landlord may see fit;

     (d) deemed to be rent, in partial consideration for which this Lease has been entered into, and shall he payable and recoverable as rent, such that the Landlord shall have all rights and remedies against the Tenant for default in any such payments as in the case of arrears in rent, all notwithstanding that any such payment may not be expressly said to be rent or Additional Rent;

     (e) subject to an overdue charge if any such payment is not made when due, which charge shall be Additional Rent equal to Two per cent (2%) per month (twenty-four per cent (24%) per annum) of the overdue amount (but in any case such charge shall be not less than Fifty Dollars ($50.00) per month) payable with the next monthly instalment of Minimum Rent, all without prejudice to any other right or remedy of the Landlord;

     (f) unless specifically provided otherwise herein, made by way of a series of cheques, post-dated to the respective due dates of such payments, which the Tenant shall supply to the Landlord at the commencement of each Lease Year or earlier should the Landlord so request, without prejudice to any other right or remedy of the Landlord.

4.06 Arbitration

In the event of any bona fide dispute arising between the Tenant and the Landlord as to the amount of any rent payable under this Lease which requires calculation, the Tenant shall nevertheless immediately make payment in accordance with any notice from the Landlord but the dispute, at the option of the Landlord or, so long as such payment has been made, the Tenant, shall immediately be referred to an arbitrator agreed upon by the Tenant and the Landlord or in the event that they cannot agree upon such arbitrator, then the question shall be referred to the arbitration of one arbitrator under the Commercial Arbitration Act, of British Columbia, and amendments thereto or such other statute or statutes of like effect being in force in British Columbia, and such arbitrator, whether agreed upon or appointed under the said Statute, shall have access to such records of the parties as may be reasonably necessary and the decision of such arbitrator shall be final and binding upon the parties. Costs of the arbitration shall follow the award, unless otherwise determined by the arbitrator. Any adjustment in rent required to be made by reason of any such decision of the arbitrator shall be made within fifteen (15) days thereof.

                                    ARTICLE 5
                                 ADDITIONAL RENT

5.01 Intent of Lease

This Lease shall be absolutely net to the Landlord such that the Tenant shall pay for its own account, and without any variation, set-off or deduction, all costs, expenses, rates, taxes and charges in any way relating to the Premises and the business of the tenant as well as the Tenant's Proportionate Share of all taxes, insurance premiums and other rates, costs, expenses and charges relating to the operation of the Development, other than the payment of any interest or principal required to be paid by the Landlord under any mortgage related to the Development, any income taxes payable by the Landlord, the cost of structural repairs and expenses of a capital nature in accordance with normal accounting practice.

5.02 Standard of Operation

The Landlord shall operate the Development in a reasonable and prudent manner in accordance with recognized industry standards for similar developments.

5.03 Additional Rent

Without limiting the generality of Article 5.01, the Tenant shall pay to the Landlord as Additional Rent:

     (a) a Proportionate Share of Property Taxes attributable to the Development, in accordance with Article 6;

     (b)  a Proportionate Share of Common Area Costs, in accordance with Article
          7;

     (c) a Proportionate Share of insurance premiums attributable to the Development, in accordance with Article 9;

     (d) such other sums, amounts, costs, charges or increases therein as are required to be paid by the Tenant to the Landlord pursuant to this Lease in addition to Minimum Rent.

5.04 Estimate of Additional Rent

The Landlord may in respect of any or all of the Additional Rent contemplated by
Section 5.03 compute bona fide estimates of the amounts which are anticipated to accrue in the next following Lease Year, calendar year or fiscal year, or portion thereof, as the Landlord may determine is the most appropriate period for each item or category of Additional Rent, and the Landlord shall provide the Tenant with written notice of the amount of any such estimate, as well as of the estimated aggregate Tenant's share thereof, not less than thirty (30) days before the commencement of such Lease Year, calendar year or fiscal year, or portion thereof, as the case may be, except that in respect of the first Lease Year, the Landlord will provide such written notice on or before the day on which the Tenant's obligations to open for business and pay rent commence pursuant to Section 3.02.

5.05 Payment of Additional Rent

With respect to any Additional Rent which the Landlord elects to estimate from time to time pursuant to Section 5.04, following receipt of the written notice of the estimated aggregate amount of the Tenant's share thereof, the Tenant shall pay to the Landlord the amount of such estimated aggregate share, in equal consecutive monthly instalments payable with monthly instalments of Minimum Rent when due pursuant to Section 4.03. With respect to any Additional Rent which the Landlord has not elected to estimate from time to time pursuant to Section 5.04, the Tenant shall pay to the Landlord the amount of the Tenant's share of such Additional Rent, determined pursuant to the applicable provisions of this Lease, within fifteen (15) days of receipt of an invoice therefor.

5.06 Adjustment of Additional Rent

Within ninety (90) days of the conclusion of each Lease Year, calendar year or fiscal year, or portion thereof, as the case may be, for which the Landlord has estimated any Additional Rent pursuant to Section 5.04, the Landlord shall compute the actual amount of such Additional Rent, as well as the Tenant's actual aggregate share thereof pursuant to the applicable provisions of this Lease, and make available to the Tenant for examination a statement in reasonable detail of such actual Additional Rent and such actual aggregate share for such year or portion thereof. If the Tenant's aggregate share of the actual amount of such earlier estimated Additional Rent, as set out in any such statement, exceeds the aggregate amount of the instalments paid pursuant to
Section 5.05 in respect of such earlier estimated Additional Rent, the Tenant shall pay to the Landlord the amount of the excess within fifteen (15) days of the receipt of any such statement. If the contrary is the case, any such statement shall be accompanied by a refund to the Tenant of any such overpayment without interest.

5.07 Pro Rata Adjustment of Additional Rent

In the event this Lease commences, expires or is determined before the end of the period for which any item or category of Additional Rent would otherwise be payable, the amount thereof payable by the Tenant shall be apportioned and adjusted in accordance with Section 4.04.

5.08 Review of Additional Rent

No party hereto may claim a readjustment in respect of any Additional Rent whether paid or payable in instalments or otherwise, if based on any error of estimation, allocation, calculation or computation thereof, unless claimed in writing prior to the expiration of one year from the conclusion of the twelve
(12) month period in respect of which such Additional Rent accrued.

5.09 Apportionment of Additional Rent

Whenever, in the Landlord's reasonable opinion, an item or category of Additional Rent properly relates to:

     (a)  the Premises alone, the Tenant shall pay the whole amount thereof; and

     (b) but a portion of the Development and the Premises are located within such portion, the Tenant's Proportionate Share of such item or category shall be calculated in relation to the Gross Leaseable Area of such portion.

5.10 Evidence of Payments

The Tenant shall produce to the Landlord from time to time at the request of the Landlord satisfactory evidence of the due payment by the Tenant of all payments required to be made by the Tenant under this Lease.

                                    ARTICLE 6
                                      TAXES

6.01 Tenant's Taxes

The Tenant shall pay promptly when due all taxes, rates, duties and fees as may be assessed or levied by any competent authority in respect to or as a result of any business or other activity carried on within or in connection with the Premises.

6.02 Increases in Taxes

The Tenant shall pay to the Landlord as Additional Rent immediately upon demand an amount equal to any increase in Property Taxes by reason of any installation, alteration or use made in or to the Premises by or for the benefit of the Tenant or any subtenant, assignee, concessionaire or licensee of the Tenant.

6.03 Development Taxes

The Tenant shall pay to the Landlord as Additional Rent in accordance with
Section 5.04, 5.05 and 5.06 the Tenant's Proportionate Share of Property Taxes levied in respect of the Development or fairly attributable thereto.

6.04 Failure to Pay Taxes

Should the Tenant fail to comply with any payment required by the Tenant pursuant to Section 6.01, and subject to rectification of such default within the period set out in Section 17.01(d), without limiting the generality of
Section 17.03, the Landlord may pay all or part of such required payments pursuant to that Section 17.03.

6.05 Right to Contest

Notwithstanding any payment by the Landlord on behalf of the Tenant pursuant to
Section 6.04, the Tenant shall have the right to contest the validity or amount of any taxes, rates, duties or fees contemplated by section 6.01 so long as the Tenant first provides such security in lieu of payment as the Landlord may require and the Landlord's interest in the Premises or the Development is not rendered subject to forfeiture, sale or disturbance, in which case during the bona fide period of such contest the Tenant shall not be deemed to be in default hereunder, but upon the first determination of such contest, the Tenant shall immediately pay and satisfy the amount found to be due thereby, if any, together with all costs, penalties or interest, and shall then be entitled to the release of any such security. Notwithstanding any payment to the Landlord pursuant to
Section 6.02 or any payment by the Landlord to the applicable authorities, the Tenant shall have the right to contest the validity or amount of any increases in Property Taxes contemplated by Section 6.02 so long as such payment to the Landlord has in fact been made and the Landlord's interest in the Premises or the Development is not rendered subject to forfeiture, sale or disturbance and should such contest succeed such that a rebate is received by the Landlord from the applicable authorities, the Landlord shall repay all or the appropriate portion of such rebate to the Tenant.

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6.06 Additional Taxes

The Tenant shall pay to the Federal, Provincial or Municipal authority imposing the same, all service, business transfer, transaction value, ad valorem sales or other taxes by whatever name called, if any, assessed upon and as a direct result of the payment of Minimum Rent and Additional Rent hereunder as often as such taxes become due and whether or not such taxes are applicable on the date of the execution of this Lease or become applicable thereafter. In the event that such taxes are by statute, by-law or regulation imposed upon or payable by the Landlord or recipient of Minimum Rent and Additional Rent, the Tenant shall reimburse the Landlord for the full amount of such taxes within fifteen (15) days of receipt of an invoice therefor.

                                    ARTICLE 7
                                  COMMON AREAS

7.01 Landlord's Responsibility

The control, general cleanliness, operation and maintenance of the Common Areas shall be the exclusive domain of the Landlord such that, subject only to Section 5.02, the manner in which the Common Areas shall be operated and maintained and the expenditures therefor shall be at the sole discretion of the Landlord, acting reasonably.

7.02 Payment of Common Area Costs

The Tenant shall pay to the Landlord as Additional Rent the Tenant's Proportionate Share of Common Area Costs in accordance with Sections 5.04, 5.05 and 5.06.

7.03 Increases in Costs

The Tenant shall not do or omit, or permit to be done or omitted, upon or about the Premises anything which shall cause the Common Area Costs to be increased. If the Common Area Costs shall be increased for any of the aforesaid reasons, the Tenant shall pay to the Landlord as Additional Rent the amount of such increase.

7.04 Tenant's Use of Common Areas

The non-exclusive right and licence granted to the Tenant, and its agents, invitees, servants, employees, licensees and customers pursuant to Section 2.02 may be exercised only during the business hours which pertain under this Lease and subject to the Rules and Regulations of the Development and to the other provisions of this Lease.

7.05 No Obstruction

The Tenant shall not, save as may be specifically allowed by the Landlord in writing, keep any equipment, materials or other thing on or about the Common Areas or otherwise obstruct the Common Areas.

7.06 Temporary Allocation of Common Areas

From time to time, the Landlord may permit portions of the Common Areas to be used exclusively by specified tenants or licensees on a seasonal or other basis.

                                                                              10

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                                    ARTICLE 8
                              UTILITIES, HVAC COSTS

8.01 Utilities

The Tenant shall pay promptly, when due, all rates, levies and charges (including installation charges) for electricity, gas, water, telephone or other utilities supplied to or used in the Premises as separately metered or separately invoiced by the supplier and, if not so metered or invoiced, the Tenant shall pay to the Landlord as Additional Rent, the Tenant's Proportionate Share of such rates, levies and charges provided however if the Tenant is an excessive user (in the Landlord's opinion acting reasonably) of any such utilities the Tenant shall be charged accordingly as the Landlord shall determine acting reasonably and the Tenant shall pay all costs of making such determination including, without limitation, the cost of the purchase and installation of a meter or other special equipment.

8.02 HVAC

The Tenant shall cause all heating, ventilating and air conditioning apparatus serving the Premises, whether located in or on the roof above the Premises, to be regularly repaired and replaced and, without limitation, the Tenant shall subscribe to such mandatory regular maintenance program with such service company as may be required by the Landlord by written notice for the maintenance of:

     (a) any gas-fired unit heaters for clear height (21 feet) industrial space within the Premises as originally supplied by the Landlord; or

     (b) any other heating, ventilating and air conditioning apparatus serving the Premises;

and should the Tenant fail to do so, the Landlord may cause such repairs and replacements and the Tenant shall forthwith pay to the Landlord the cost thereof, plus an administrative fee of 15% of such costs.

                                    ARTICLE 9
                                    INSURANCE

9.01 Tenant's Insurance

     (a) The Tenant shall take out and keep in full force and effect throughout the Term and during such other time as the Tenant occupies the Premises or any part thereof:

          (i) "all-risk" insurance upon its equipment, furniture, fixtures and improvements and upon all other property in the Premises owned by the Tenant or for which the Tenant is legally liable, in an amount equal to the full replacement value thereof, which amount shall be determined by the decision of the Landlord, acting reasonably, in the event of a dispute;

          (ii) broad boiler and machinery insurance on any such equipment in the Premises;

          (iii)Comprehensive general liability insurance, including without limitation non-owned automobile insurance, against claims for personal injury, death or property damage or loss upon, in or about the Premises or otherwise howsoever arising out of the Operations of the Tenant or any person conducting business from the Premises, to the combined limit as may be reasonably required by the Landlord from time to time but in any case of not less than Two Million Dollars ($2,000,000.00) in respect to injury or death to a single person and in respect of any one accident concerning property damage, as well as "all risks" tenant's legal liability insurance as an extension to such comprehensive general liability insurance;

          (iv) owned automobile insurance with respect to all motor vehicles owned by the Tenant and operated in its business;

          (v) "All Risks" tenant's legal liability insurance as an extension of the Tenant's comprehensive general liability insurance;

          (vi) such other insurance in such amounts and upon such terms as the Landlord may determine from time to time on consultation with its insurance advisors.

     (b) Each policy of insurance required of the Tenant as aforesaid shall name the Landlord and any persons or corporations designated by the Landlord as additional named insureds as their interests may appear and shall include a waiver of rights of subrogation against the Landlord and the Tenant and, as appropriate, a cross-liability and/or severability of interest clause protecting the Landlord against claims by the Tenant as if the Landlord were separately insured and protecting the Tenant against claims by the Landlord as if the Tenant were separately insured as well as a clause that the insurer will not cancel or change or refuse to renew the insurance without first giving the Landlord thirty (30) days' prior written notice. All such policies will be with insurers acceptable to the Landlord and in form satisfactory to the Landlord and the Tenant will deliver to the Landlord a copy of all such policies or certificates of such insurance.

9.02 Landlord's Insurance

The Landlord shall take out or cause to be taken out and keep or cause to be kept in full force and effect:

     (a) standard fire insurance and extended coverage or additional perils supplemental contracts on the building and improvements comprising the Development in an amount such as would be carried by a prudent owner, subject to such deductions and exceptions as the Landlord may determine, against fire and such other hazards covered by policies normally in use from time to time for buildings and improvements of a similar nature similarly situated; and

     (b) comprehensive public liability insurance in respect of the Development of a kind and in an amount such as would be carried by a prudent owner, subject to such deductions and exceptions as the Landlord may determine;

provided that nothing herein shall prevent the Landlord insuring with broader coverage.

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9.03 Lease Guarantee Insurance

The Tenant shall furnish to the Landlord or the Landlord's insurer, on a confidential basis, such financial statements, references, sales projections and executed application forms as may be required by the Landlord in order to obtain and maintain lease guarantee insurance or such other insurance as will ensure that the Landlord is paid the rent due hereunder, if the same is required by the Landlord's lender. The costs of such insurance shall be borne by the Tenant, either by paying the premium directly to the insurer or to the Landlord as Additional Rent, whichever the Landlord may require.

9.04 Increases In Rates

The Tenant shall not do or omit or permit to be done or omitted upon the Premises anything which shall cause the rate of insurance upon the Development or any part thereof to be increased or cause such insurance to be cancelled. If the said insurance rate shall he increased as aforesaid, the Tenant shall pay to the Landlord the amount of the increase as Additional Rent. If any insurance policy upon the Development or any part thereof is cancelled or threatened to be cancelled by reason of the use or occupancy by the Tenant or any act or omission as aforesaid, the Tenant shall forthwith remedy or rectify such use, occupation, act or omission upon being requested to do so in writing by the Landlord, and if the Tenant shall fail to so remedy or rectify, the Landlord may at its option terminate this Lease forthwith.

9.05 Recovery of Landlord's Premiums

For purposes of the recovery of the cost of insurance premiums paid by the Landlord, such premiums shall be deemed to be included in Common Area Costs and recovered in accordance with Article 7.

                                   ARTICLE 10
                               USE AND OCCUPATION

10.01 Quiet Enjoyment

The Landlord covenants with the Tenant for quiet enjoyment, for so long as the Tenant is not in default hereunder, and except as provided herein.

10.02 Use

The Premises shall not be used for any purpose other than as set forth in
Section 1.01(h).

10.03 City Requirements

Notwithstanding the use set forth in section 1.01 (h), the Premises shall only be used in accordance with the requirements of the City of North Vancouver, which requirements the Tenant acknowledges having investigated to determine that the Tenant's proposed use will be lawful. The portion of the Premises occupied by any non-industrial uses accessory to any principal industrial uses shall not exceed 40% of the Floor Area, unless the Landlord otherwise agrees in writing.

10.04 Hours of Business

     (a) The Tenant shall operate and conduct its business only during such hours as permitted under any proper law or by-law regulating or limiting the hours when such business may be carried on;

     (b) The Landlord reserves the right to close or otherwise restrict the use of Parking Areas after the general business hours of the Development.

10.05 Rules And Regulations

     (a) The Rules and Regulations attached hereto as Schedule "C", as the same may be amended from time to time and being of general application to the tenants in the Development, are part hereof and shall be read as forming part of the terms and conditions of this Lease as if the same were embodied herein.

     (b) All Rules and Regulations now or hereafter in force shall in all respects be observed and performed by the Tenant and its employees, agents, customers, licensees and invitees and the Tenant shall cause such observance and performance.

     (c) For the enforcement of all Rules and Regulations, the Landlord shall have available to it all remedies in this Lease provided for a breach of any provision thereof and all legal rights and remedies including injunction, whether or not provided for in this Lease, both at law and in equity.

     (d) The Landlord shall not be responsible to the Tenant for the non-observance or violation by any other Tenant or person of the Rules and Regulations.

10.06 Signs

The Tenant shall erect, install and maintain a suitable sign of a kind and size and in a location, all as first approved in writing by the Landlord, publicizing the Tenant's operating name, as set forth in Section 1.01(b) (iv), and type of business and any other signs, as well as the advertising practices of the Tenant and any display windows, shall comply with the applicable Rules and Regulations.

10.07 Compliance With Laws

The Tenant shall carry on and conduct its business from the Premises in such manner as to comply with any and all statutes, by-laws, rules and regulations of any Federal, Provincial, Municipal or other competent authority for the time being in force, and shall not do anything upon the Premises in contravention thereof.

10.08 Nuisance

The Tenant shall not do or permit to be done or omitted anything which could damage the Development or injure or impede the business of the Tenant or of other tenants in the Development or which shall or might result in any nuisance in or about the Premises, whether to the Landlord, any tenant of the Development or any other party, the whole as determined by the Landlord, acting reasonably. in any of the foregoing events, the Tenant shall forthwith remedy the same and if such thing or condition shall not be so remedied, the Landlord may, after such notice, if any, as the Landlord may deem appropriate in the circumstances, correct such situation at the expense of the Tenant and the Tenant shall pay such expense to the Landlord as Additional Rent. Without limiting the generality of the foregoing, the Tenant shall not use the Premises for the preparation, manufacture or mixing of anything that might emit any objectionable odour, noises, vibrations or lights and if

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

sound insulation is required to muffle noise produced by the Tenant, the Tenant shall provide all necessary insulation at its own cost.

                                   ARTICLE 11
                                CLEANING, REPAIR

11.01 Cleaning

     (a) The Tenant shall keep the Premises and, without limitation, the inside of all glass, windows and doors of the Premises and all exterior surfaces of the Premises, in a neat, clean and sanitary condition and shall not allow any refuse, garbage or other loose or objectionable or waste material to accumulate in or about the Premises but rather shall dispose of the same in accordance with the Rules and Regulations.

     (b) The Tenant shall, immediately before the termination of the Term, wash the floors, windows, doors, walls and woodwork of the Premises and shall not, upon such termination, leave upon the Premises any refuse, garbage or waste material.

     (c) The Tenant shall pay for its own janitor service, cleaning of debris, removal of garbage and such other costs as may be incurred in cleaning in accordance with this Section 11.01; provided that the Tenant shall use the common garbage facilities of the Development unless the Landlord requires otherwise.

     (d)  In the event the Tenant fails to clean in accordance with this Section
          11.01 upon notice so to do from the Landlord, the Landlord may clean the same and the Tenant shall pay to the Landlord as Additional Rent the cost thereof forthwith upon demand.

11.02 Tenant's Repairs

     (a) The Tenant shall repair the Premises, always excepting reasonable wear and tear and repairs which are the responsibility of the Landlord pursuant to this Article 11, and shall redecorate as required and maintain in good condition the interior of the Premises, any appurtenances thereto, any improvements now or hereafter erected or installed therein and any apparatus or equipment of the Tenant therein or therefor.

     (b) Without restricting the generality of Section 11.02(a), the Tenant's obligation to repair shall include any damage to or breakage of glass, plate glass, shop windows, moulding, entrance, signs, doors, hardware, lighting, wiring, plumbing, heating and ventilating and other equipment, improvements, partitions, walls, fixtures, thresholds and all trade fixtures and furnishings of the Tenant or otherwise in or for the Premises; provided, however, that the Tenant's obligation to repair shall not include repairs to the roof or to structural or other outside walls (except plate glass and all doors, grills and/or sliding panels leading from the Premises) of the Premises unless the need to repair is caused by the default or negligence of the Tenant, its agents, employees, invitees or licensees, in which case the Landlord shall repair and the Tenant shall pay to the Landlord as Additional Rent the cast thereof forthwith upon demand.

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

     (c) The Tenant shall keep well-painted at all times the interior of the Premises in accordance with the reasonable requests of the Landlord, using colours which shall first be approved in writing by the Landlord.

     (d) The Tenant shall keep all plumbing facilities within the Premises and all drains therefrom in good repair and working order.

     (e) The Tenant, its employees or agents shall not mark, paint, drill or in any way deface any walls, ceiling, partitions, floors, wood, stone or ironwork without the written approval of the Landlord.

     (f) The Tenant will not enter, nor will it cause, suffer or permit entry, onto any roof in the Development, without being accompanied by an authorized representative of the Landlord, and the Tenant will not make any opening in the roof without the prior written consent of the Landlord.

11.03 View Repairs

The Landlord may enter the Premises at any reasonable time during business hours and at any time during any emergency to view the state of repair and the Tenant shall repair according to notice in writing from the Landlord so to do, subject to the exceptions contained in this Article 11.

11.04 Landlord May Repair

If the Tenant fails to repair according to notice from the Landlord within fourteen (14) days of receipt thereof, the Landlord may make such repairs without liability to the Tenant for any loss or damage that may occur to the Tenant's fixtures or other property or to the Tenant's business by reason thereof, and upon completion thereof, the Tenant shall pay as Additional Rent the Landlord's costs for making such repairs plus ten per cent (10%) thereof for overhead and supervision, such payment to be made on presentation of an invoice therefor.

11.05 Landlord's Repairs

     (a) The Landlord shall be responsible for all structural repairs to the Premises, repairs to the roof, foundations and bearing structure of the Development and repairs of damage to the Development caused by perils against which the Landlord is obligated to insure hereunder.

     (b) Notwithstanding the other provisions of this Section 11.05, the Landlord shall not be obliged to make repairs or replacements caused by any default or negligence of the Tenant, its agents, employees, invitees or licensees, which repairs and replacements may be made by the Landlord at the Tenant's cost in like manner to the provisions of
          Section 11.02(b).

     (c) The Landlord shall not be liable for any loss or damage to any person or property for its failure to repair in accordance with this Section
          11.05 unless such loss or damage is caused by the default or negligence of the Landlord, its agents, employees or contractors, and is not specifically excepted pursuant to Section 15.02.

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     (e)  The Landlord shall keep painted those parts of the exterior of the
          Premises requiring painting other than any parts of the exterior as may have been installed by or at the request of the Tenant.

     (f) In fulfilling its obligations pursuant to this Section 11.05, the Landlord shall be entitled to enter the Premises and shall act as expeditiously as is reasonably possible in the circumstances.

     (g) Nothing contained in this Section 11.05 shall derogate from the provisions of Article 13.

                                   ARTICLE 12
                              ALTERATIONS, FIXTURES

12.01 Tenant's Alterations

     (a) The Tenant shall not make or cause to be made any alterations, additions or improvements or erect or cause to be erected any partitions or install or cause to be installed any trade fixtures, exterior signs, floor covering, interior or exterior lighting, plumbing fixtures, shades, awnings, exterior decorations or make any changes to the entrance or otherwise in respect of the Premises without first obtaining the Landlord's written approval thereto.

     (b) All fixtures installed by the Tenant shall be new, provided that the Tenant may install its usual trade fixtures in its usual manner so long as such installation has first been approved by the Landlord and does not damage the structure of the Development.

     (c) The Tenant shall not install in or for the Premises any special locks, safes, apparatus for illumination, air conditioning, cooling, heating, refrigerating, or ventilating the Premises without first obtaining the Landlord's written approval thereto.

     (d) When seeking the approval of the Landlord as required by this Section 12.01, the Tenant shall present to the Landlord plans and specifications of the proposed work.

     (e) The Tenant shall promptly pay all contractors, material suppliers and workmen so as to minimize the possibility of a lien attaching to the Premises and/or the Development and should any claim of lien be made or filed the Tenant shall discharge the same in accordance with
          Section 15.04.

12.02 Removal of Fixtures

     (a) So long as the Tenant is not in default hereunder at the expiration of the Term, the Tenant shall then have the right to remove its trade fixtures but shall make good any damage caused to the Premises resulting from the installation or removal thereof; provided that on such expiration of the Term all alterations, additions, improvements and fixtures constructed and installed in the Premises and attached in any manner to the floors, walls or ceiling including any floor covering, light fixtures and heating, ventilating and air conditioning apparatus, are hereby deemed not to be trade fixtures and shall remain upon and be surrendered with the Premises and become the property of the Landlord absolutely, except to the extent the Landlord requires removal thereof pursuant to Section 12.02(d).

     (b) If the Tenant fails to remove its trade fixtures and restore the Premises as aforesaid, all such trade fixtures shall become the property of the Landlord except to the extent that the Landlord continues to require removal thereof pursuant to Section 12.02 (d).

     (c) Should the Tenant abandon the Premises or should this Lease be terminated before the proper expiration of the Term due to a default on the part of the Tenant then, in such event, as of the moment of default by the Tenant, all trade fixtures and furnishings of the Tenant (whether or not attached in any manner to the Premises) shall, except to the extent the Landlord requires the removal thereof pursuant to Section 12.02(d), become and be deemed to be the property of the Landlord, without indemnity to the Tenant and as additional liquidated damages in respect of such default but without prejudice to any other right or remedy of the Landlord.

     (d) Notwithstanding that any trade fixtures, furnishings, alterations, additions, improvements, fixtures are or may become the property of the Landlord pursuant to the other provisions of this Section 12.02, the Tenant shall forthwith remove the same and shall make good any damage caused to the Premises resulting from the installation or removal thereof, all at the Tenant's expense, should the Landlord so require by notice to the Tenant and whether or not the Term has expired or otherwise been terminated.

     (e)  If the Tenant, after receipt of a notice from the Landlord pursuant to
          Section 12.02(d), fails to promptly remove any trade fixtures, furnishings, alterations, additions, improvements, fixtures and apparatus in accordance with such notice, the Landlord may enter into the Premises and remove therefrom all or part of such trade fixtures, furnishings, alterations, additions, improvements, fixtures and apparatus without any liability to and at the expense of the Tenant, which expense shall forthwith be paid by the Tenant to the Landlord.

12.03 Landlord's Alterations

The Landlord reserves the rights to:

     (a) make changes or additions to the equipment, appliances, pipes, conduits, ducts or structures of any kind in the Premises where necessary to serve adjoining premises or other parts of the Development;

     (b) alter the location and nature of the Common Areas and erect additions thereto or extend any part thereof;

     (c) make alterations or additions to the buildings and facilities of the Development;

     (d) construct other buildings or improvements in the Development from time to time and make alterations thereof or additions thereto;

     (e) build additional stories on any buildings in the Development and to build adjoining the same;

     (f) build adjoining the Premises, in which case if an excavation shall be made upon lands or premises adjacent to the Premises, or shall be authorized to be made, the Tenant shall afford to the person causing or authorized to cause such excavation, licence to enter upon the Premises for the purpose of doing such work as the Landlord may deem necessary to preserve the building of which the Premises form a part from injury or damage and to support same by proper foundations;

     (g) include in the Development any second phase on adjacent property once such second phase is capable of being occupied;

which rights may be exercised by the Landlord in its unfettered discretion (provided that the ingress and egress to the Premises shall not be substantially altered or, in the event of such substantial alteration, that the Landlord has first obtained the Tenant's written consent, not to be unreasonably withheld) and without any claim for damages or indemnification against the Landlord, its employees or agents and without diminution or abatement of rent except during any period of time during which the Tenant is unable to carry on business with the public because of the exercise of such rights by the Landlord. In the event that such exercise results in a change in the Floor Area, the Minimum Rent payable thereafter shall be recalculated in the manner set forth in Section 4.02 but without any adjustment with respect to any earlier payment of either Minimum Rent or the Tenant's Proportionate Share of Additional Rent.

12.04 Adjustment of Floor Area

In the event that the Floor Area set out in Section 1.01(e) is thought by a party to this Lease to be incorrect, such party may cause the Premises to be measured at its expense and if a discrepancy is determined and confirmed by the Landlord's architect, the Floor Area shall be revised accordingly with a corresponding adjustment in Minimum Rent and the Tenant's Proportionate Share of Additional Rent pursuant to Section 4.02.

12.05 Relocation of Premises

The Landlord reserves the right to change the location of the Premises within the Development to new premises, the floor area of which shall not be more than ten per cent (10%) larger than the Floor Area of the Premises unless consented to by the Tenant. In the event of the exercise of such right by the Landlord:

     (a) the Landlord shall endeavour to relocate the Tenant in premises of comparable size and quality;

     (b) during the period of such relocation, all rent and other charges provided for hereunder shall abate for that period of time during which the Tenant is unable to carry on business with the public in the Development;

     (c) the Landlord will provide, at the Landlord's expense, leasehold improvements in the new premises which are comparable to those in the Premises and will pay the moving costs of the Tenant, if any;

     (d) should the floor area of the premises to which the Tenant is relocated be larger or smaller than the Floor Area of the Premises, then the Minimum Rent and the Tenant's Proportionate Share of Additional Rent shall be proportionately adjusted to reflect such greater or lesser area by the ratio which such increase or decrease in area bears to the original Floor Area of the Premises;

     (e)  the exercise of such rights shall be without recourse by the Tenant;

     (f) at the request of the Landlord, the Tenant shall execute and deliver a lease of the premises to which the Tenant is relocated for the remainder of the Term, which lease shall contain the same terms and conditions as this Lease subject only to charges necessitated by
          Section 12.05(d) and an appropriate description of such premises, after which the parties shall release one another from any further obligation under this Lease.

                                   ARTICLE 13
                SUBSTANTIAL DAMAGE AND DESTRUCTION, EXPROPRIATION

13.01 No Abatement

If during the Term the building in which the Premises or any part thereof is situate shall be destroyed or damaged by any cause whatsoever such that the Premises are rendered unfit for occupancy by the Tenant, the rent hereby reserved shall not abate in whole or in part.

13.02 Substantial Destruction

In the event of damage or destruction of the Premises, or of any other portion of the Development, whether or not the Premises be affected thereby, to the extent that, in the reasonable opinion of the Landlord's architect:

     (a) the cost of repair, restoration or reconstruction exceeds fifty per cent (50%) of the replacement cost (excluding foundation and excavation costs) of such damaged or destroyed portions of the Development; and

     (b) the repair, restoration or reconstruction cannot, with the exercise of reasonable diligence, be accomplished to enable such portions of the Development to reopen for business within six (6) months of the date of such damage or destruction;

the Landlord may within sixty (60) days after such damage or destruction and on giving thirty (30) days' written notice to the Tenant declare this Lease terminated forthwith and in such event, the Term shall be deemed to have expired and the Tenant shall deliver up possession of the Premises accordingly, rent shall be apportioned and shall be payable up to the date of termination stated in such notice, and the Tenant shall be entitled to be repaid by the Landlord any rent paid in advance and unearned or an appropriate portion thereof.

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

13.03 Architect's Certificate

The certificate of the Landlord's architect certifying that damage or destruction has occurred to the extent set forth in Section 13.02 shall be binding and conclusive upon the Tenant for the purposes hereof.

13.04 Rebuilding

If this Lease is not terminated pursuant to Section 13.02, and such damage or destruction is insured against by the Landlord pursuant to Section 9.02, the Landlord shall cause such damage or destruction to be repaired, restored or reconstructed, save as to items which are the responsibility of the Tenant pursuant to Section 11.02.

13.05 Expropriation

     (a) If during the Term, title is taken to the whole or any part of the Development (whether or not such part includes the Premises) by any competent authority under the power of eminent domain or by expropriation, which taking, in the reasonable opinion of the Landlord, does not leave a sufficient remainder to constitute an economically viable business park development, the Landlord may at its option terminate this Lease on the date possession is taken by or on behalf of such authority. Upon such termination, the Tenant shall immediately deliver up possession of the Premises, rent shall be payable up to the date of such termination and the Tenant shall be entitled to be repaid by the Landlord any rent paid in advance and unearned or an appropriate portion thereof.

     (b) In the event of any such taking, the Tenant shall have no claim upon the Landlord for the value of its property or the unexpired portion of the Term, but the parties shall each be entitled to separately advance their claims for compensation for the loss of their respective interests and to receive and retain such compensation as may be awarded to each respectively. If an award of compensation made to the Landlord specifically includes an award for the Tenant, the Landlord will account therefor to the Tenant.

                                   ARTICLE 14
                    ASSIGNMENT, SUBLETTING, SALE OR MORTGAGE

14.01 First Right of Refusal

In the event that the Tenant is desirous of assigning this Lease or subletting the whole or any part of the Premises, other than to a party described in
Section 14.02(h), the Tenant shall provide the Landlord with a notice setting forth at least the following:

     (a) the specific terms and conditions of such proposed assignment or sublease;

     (b)  the identity of the proposed assignee or subtenant;

     (c) the names and addresses of the beneficial owners of the shares of any proposed corporate assignee or subtenant;

     (d) current information on the financial affairs and business experience of the proposed assignee or subtenant, including references;

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whereupon the Tenant shall first offer to assign or sublease, as the case may be, to the Landlord (or to such party as the Landlord may direct), on the same terms and conditions and for the same rental as provided for in this Lease and subject to the express condition that the leasehold interest hereunder shall not merge or be deemed to merge. The Landlord shall have a period of sixty (60) days in which to accept or reject such offer and if the Landlord does not so accept, the Tenant shall have a period of sixty (60) days thereafter in which to assign or sublet, on obtaining the prior written consent of the Landlord as provided in
Section 14.02(a), to the said proposed assignee or subtenant and in accordance with the terms and conditions so indicated to the Landlord. In the event that the Tenant does not so assign or sublet within such sixty (60) day period, the Landlord's consent to such assignment or sublease shall be deemed null and void and the Tenant shall not be permitted to assign or sublet without again first offering the Landlord the right of assignment or sublease pursuant to this
Section 14.01.

14.02 Assignment And Subletting

In the event that the Landlord does not accept the Tenant's offer of an assignment or sublease pursuant to Section 14.01, the following provisions shall apply:

     (a) the Tenant shall not assign this Lease in whole or in part, nor sublet all or any part of the Premises, without the prior written consent of the Landlord in each instance, which consent shall not be unreasonably withheld so long as the proposed assignment or sublease complies with the provisions of this Section 14.02;

     (b) notwithstanding any assignment or sublease, the Tenant shall remain fully liable on this Lease and shall not be released from performing any of the terms, covenants and conditions of this Lease;

     (c) if this Lease is assigned or if the Premises or any part thereof are sublet or occupied by anybody other than the Tenant, the Landlord may collect rent directly from the assignee, subtenant or occupant, and apply the net amount collected, or the necessary portion thereof, to the rent herein reserved;

     (d) no assignment or sublease shall be made or proposed other than to responsible persons, firms, partnerships or bodies corporate who are experienced in and agree to carry on the type of business conducted in the Premises by the Tenant, as set forth in Section 1.01(h), or such other or extended use as the Landlord may specifically permit, and who undertake to perform and observe the obligations of the Tenant hereunder by entering into an assumption agreement directly with the Landlord;

     (e) no assignment or sublease shall be made or proposed if the rental or other consideration to be received by the Tenant from the assignee or subtenant exceeds the greater of that stipulated in this Lease as being payable by the Tenant to the Landlord or that paid previously by the Tenant to the Landlord hereunder, save in the event that the Tenant undertakes to pay such excess to the Landlord;

     (f)  the prohibition against assigning or subletting,

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

          without the consent required by this Section 14.02, shall be construed to include a prohibition against any assignment or sublease by operation of law;

     (g) the consent by the Landlord to any assignment or sublease shall not constitute a waiver of the necessity for such consent to any subsequent assignment or sublease;

     (h) the Tenant may assign this Lease or sublet the whole or any part of the Premises to any corporation which is a subsidiary or the parent of the Tenant or a subsidiary of the parent of the Tenant for such portion of the remainder of the Term as such corporation remains so related to the Tenant, without the necessity of obtaining the Landlord's consent, so long as the Landlord is advised in writing of the particulars of any such assignment or sublease and provided that all of the other provisions of this Section 14.02 shall remain in effect.

14.03 Control of Corporation

If the Tenant is a corporation, other than a corporation the shares of which are listed on any recognized stock exchange, any change in effective control of the corporation, directly or indirectly by a sale, encumbrance or other disposition of shares or otherwise howsoever, shall be deemed to be an assignment of this Lease and, accordingly, the provisions of Section 14.02 shall apply including in particular the requirement of the Landlord's consent, which shall not be unreasonably withheld; provided that the Landlord's consent shall not be required for any sale or other disposition of shares by the present shareholders to and between themselves or in the event of any transmission of shares on death or by operation of law. If such control changes without the Landlord's written consent being obtained, save as herein provided, then, at the option of the Landlord, this Lease may be terminated by the Landlord by notice of termination to the Tenant given at any time up to but not later than sixty (60) days after the Landlord ascertains or is advised that such change has occurred. Such notice of termination shall state the date on which the Lease shall terminate, which shall not be less than thirty (30) days nor more than ninety (90) days following delivery of the said notice.

14.04 Bulk Sale

No bulk sale of the goods and assets of the Tenant may take place without first obtaining the written consent of the Landlord, which consent shall not be unreasonably withheld so long as the Tenant and the purchaser are able to provide the Landlord with assurances, in a form satisfactory to the Landlord, that the Tenant's obligations hereunder will continue to be performed and respected, in the manner satisfactory to the Landlord, after completion of the said bulk sale.

14.05 Advertising For Sublease

For purposes of ensuring confidentiality of this Lease, the Tenant shall not print, publish, post, mail, display broadcast or otherwise advertise or offer the whole or any part of the Premises for the purposes of assignment, sublease, transfer or encumbrance, and shall not permit any broker or other party to do any of the foregoing, unless the complete text and format of any such notice, advertisement or offer shall first have received the Landlord's written consent, which consent shall not be unreasonably withheld. In no event shall any such text or format contain any

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reference to the rent payable in respect of the Premises.

14.06 Subordination And Attornment

     (a) Upon the request of the Landlord and by way of such document as may be required by the Landlord, the Tenant shall subordinate its rights hereunder to any mortgage or mortgages, or the lien resulting from any other method of financing or refinancing, now or hereafter in force against the Development or any part thereof, as now or hereafter constituted, and to all advances made or hereafter to be made upon the security thereof.

     (b) The Tenant shall, in the event any proceedings are brought, whether in foreclosure or by way of the exercise of the power of sale or otherwise, under any mortgage or other method of financing or refinancing made by the Landlord in respect of the Development, attorn to the encumbrancer upon any such foreclosure or sale and recognize such encumbrancer as the Landlord under this Lease, should such encumbrancer so elect and require.

     (c) No subordination or attornment as required by this Section 14.06 shall have the effect of disturbing the Tenant's occupation and possession of the Premises, provided that the Tenant is not in default hereunder and complies with all of the covenants, terms and conditions hereof.

14.07 Estoppel Certificate, Acknowledgements

     (a) Whenever requested by the Landlord or an encumbrance holder or other third party having an interest in the Development, the Tenant shall promptly execute and deliver an estoppel certificate or other form of certified acknowledgement as to the status and validity or otherwise of this Lease, and the state of the rental account hereunder, and such other information as may reasonably be required, including a copy of the Tenant's most recent audited financial statements.

     (b) The Tenant shall execute an acknowledgement of the commencement date determined in accordance with Section 3.02, which acknowledgement shall be in such form as may be reasonably required by the Landlord, and the Tenant shall transmit such acknowledgement to the Landlord forthwith.

14.08 Sale By The Landlord

The Landlord shall not sell or otherwise transfer its interest in the Development (other than by mortgages or other encumbrances by way of security or by way of leases of the various portions of the Development) unless the proposed purchaser or transferee of such interest shall assume the Landlord's obligation under this Lease and agrees that so long as it retains any interest in the Development it will be bound by the provisions of this Lease, in which event the Landlord shall be relieved of any obligations hereunder other than any then current default by the Landlord; provided always that the foregoing requirements of the Landlord shall not apply to any transfer of part only of the Development to any municipality or other governmental or similar authority including, without limitation, for road widenings, utility easements, easements for grades and wires, pipes, poles, slopes or transformers and like purposes.

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                                   ARTICLE 15
                                INDEMNITY, LIENS

15.01 Tenant's Indemnity

The Tenant shall indemnify and save harmless the Landlord of and from all loss and damage and all fines, expenses, costs, suits, claims, demands, actions and liabilities of any kind or nature for which the Landlord shall or may become liable, incur or suffer by reason of a breach, violation or non-performance by the Tenant of any covenant, term or provision hereof or by reason of any builders' or other liens for any work done or materials provided or services rendered for improvement, alterations, or repairs made by or on behalf of the Tenant to the Premises, or by reason of any injury occasioned to or suffered by any person or damage to any property, by reason of any wrongful act, neglect or default on the part of the Tenant or any of its employees, agents, contractors, customers, licensees or invitees, save as may be caused by the default or negligence of the Landlord or any of its employees, agents or contractors.

15.02 Personal Injury And Property Damage

     (a) The Landlord shall not be liable or responsible in any way for any personal or consequential injury of any nature whatsoever that may be suffered or sustained by the Tenant or by any employee, agent, customer, licensee or invitee of the Tenant or any other person who may be upon the Premises, or for any loss or damage howsoever caused to any property belonging to the Tenant or to its employees, agents, customers, licensees, invitees or any other person while such property is in or about the Premises, save such as is caused by the default or negligence of the Landlord or any of its employees, agents or contractors not specifically excepted pursuant to this Section 15.02.

     (b) Without limiting the generality of the foregoing, the Landlord shall not be liable for:

          (i) any injury or damage of any nature whatsoever to any person or property caused by failure, by reason of breakdown or other cause, to supply adequate drainage, snow or ice removal, or by interruptions of any utility or other services, or by steam, water, rain, snow, or other substances leaking into, issuing or flowing into any part of the Premises or from the water, steam, sprinkler or drainage pipes or plumbing of the Development or from any other place or quarter, or for any damage caused by anything done or omitted to be done by any other tenant;

          (ii) any act, omission, theft, malfeasance or negligence on the part of any agent, contractor or person from time to time employed by the Landlord to perform janitor services, security services, supervision or any other work in or about the Premises or the Development;

          (iii)loss or damage, however caused, to books, records, files, money, securities, negotiable instruments, papers or other valuables of the Tenant; or

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

          (iv) under any circumstances, any indirect, consequential or business losses of the Tenant.

15.03 Landlord's Indemnity

The Landlord shall indemnify and save harmless the Tenant of and from all loss and damage and all fines, costs, suits, claims, demands and actions of any kind or nature for which the Tenant shall or may become liable, incur or suffer by reason of the default or negligence of the Landlord or any of its employees, agents or contractors not specifically excepted pursuant to Section 15.02.

15.04 Liens

The Tenant will immediately upon demand by the Landlord, remove or cause to be removed, and thereafter institute and diligently prosecute any action pertinent thereto, any builders' or other lien or claim of lien noted or filed against or otherwise constituting an encumbrance on any title of the Landlord. Without limiting the foregoing obligations of the Tenant, the Landlord may cause the same to be removed, in which case the Tenant shall pay to the Landlord as Additional Rent the cost thereof forthwith upon demand.

                                   ARTICLE 16
                              ENVIRONMENTAL MATTERS

16.01 Definitions

          For the purposes of this Lease:

     (a) "Contaminants" means any pollutants, contaminants, deleterious substances, underground or above ground tanks, asbestos, hazardous, corrosive, or toxic substances or materials, special waste or waste of any kind or any other substance which is now or hereafter prohibited, controlled or regulated under Environmental laws; and

     (b) "Environmental Laws" means any statutes, laws, regulations, orders, bylaws, standards, guidelines, permits and other lawful requirements of any governmental authority having jurisdiction over the Premises now or hereafter in force relating in any way to the environment, environmental assessment, health, occupational health, safety or transportation of dangerous goods and includes the principles of common law and equity.

16.02 Tenant's Covenants and Indemnity

          The Tenant covenants and agrees as follows:

     (a) not to use or permit to be used all or any part of the Premises or the Development for the sale, storage, manufacture, handling, disposal, use or any other dealing with any Contaminants without the prior written consent of the Landlord which consent may be unreasonably withheld;

     (b) to strictly comply and cause any person for whom it is in law responsible to strictly comply with all Environmental Laws regarding the use and occupancy of the Premises and the Development;

     (c) to promptly provide to the Landlord a copy of any environmental site assessment, audit, report or

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

          test results relating to the Premises or the Development, conducted by or for the Tenant at any time whether on its own incentive or at the Landlord's request;

     (d) at the Landlord's request, from time to time, to obtain from an independent environmental consultant approved by the Landlord, an environmental site assessment of the Premises or an environmental audit of the operations at the Premises, including any additional investigations as the environmental consultant may recommend and to promptly provide such written authorizations as the Landlord may require, from time to time, to make inquiries of any governmental authority regarding the Tenant and its operations at the Premises;

     (e) to waive the requirement, if any, for the Landlord to provide a site profile for the Premises or the Development under the Waste Management Act or any regulations pursuant thereto;

     (f) to maintain all environmental site assessments, audits, reports and test results relating to the Premises or the Development in strict confidence except as required by law or except that limited disclosure to the Tenant's professional advisers and lenders on a need-to-know basis or with the prior written consent of the Landlord which consent may be unreasonably withheld;

     (g) to promptly notify the Landlord in writing of any release of a Contaminant or any other occurrence or condition at the Premises or any adjacent property which could contaminate the Premises or Development or subject the Landlord or the Tenant to any fines, penalties, orders, investigations or proceedings under Environmental Laws;

     (h) on the expiry or earlier termination of this Lease, or at any time if requested by the Landlord, or if required by any governmental authority under Environmental Laws, to remove from the Premises and Development all Contaminants and to remediate by removal any contamination of the Premises, Development or any adjacent property resulting from Contaminants, in either case brought onto, used at or released from the Premises by the Tenant or any person for whom it is in law responsible. The Tenant shall perform these obligations promptly, at its own cost and in accordance with Environmental Laws. All such Contaminants shall remain the property of the Tenant notwithstanding any rule of law or other provision of this Lease to the contrary and notwithstanding the degree of their affixation to the Premises or the Development; and

     (i) to indemnify the Landlord and its shareholders, directors, officers, employees, agents, successors and assigns from any and all liabilities, actions, damages, claims, remediation costs, recovery claims, losses, costs, orders, fines, penalties and expenses whatsoever (including without limitation, all legal and consultants' fees and expenses) and the costs of remediation of the Premises or the Development and any adjacent property arising from or in connection with:

          (i) any breach of or non compliance with, the provisions of this Article by the Tenant; or

     (ii) any release or alleged release of any Contaminants onto, at, or from the Premises or Development related to or as a result of the use and occupation of the Premises, or any act or omission of, the Tenant, or any person for whom it is in law responsible.

16.03 Survival

     The obligations of the Tenant under this Article shall survive the expiry or earlier termination of this Lease.

                                   ARTICLE 17
                         DEFAULT, REMEDIES, TERMINATION

17.01 Default

If and whenever:

     (a) the Tenant shall be in default in the payment of any rent, whether hereby expressly reserved or deemed as such, or any part thereof, and such default shall continue for ten (10) days following any specific due date on which the Tenant is to make such payment or, in the absence of such specific due date, for ten (10) days following written notice by the Landlord requiring the Tenant to rectify the same; or

     (b) the Tenant's leasehold interest hereunder, or any goods, chattels or equipment of the Tenant located in the Premises, shall be taken or seized in execution or attachment, or if any writ of execution shall be issued against the Tenant, or the Tenant shall become insolvent or commit an act of bankruptcy or become bankrupt or take the benefit of any Act that may be in force for bankrupt or insolvent debtors or become involved in voluntary or involuntary winding up, dissolution or liquidation proceedings, or if a receiver shall he appointed for the business, property, affairs or revenues of the Tenant; or

     (c) the Tenant shall vacate or abandon the Premises, or otherwise cease to conduct business from the Premises, or use or permit or suffer the use of the Premises for any purpose other than as permitted under this Lease, make a bulk sale of its goods and assets which has not been consented to by the Landlord in accordance with Section 14.04, or move, commence, attempt or threaten to move its goods, chattels and equipment out of the Premises other than in its routine course of its business; or

     (d) the Tenant shall not observe, perform and keep each and every of the covenants, agreements, stipulations, obligations, conditions and other provisions of this Lease to be observed, performed and kept by the Tenant and shall persist in such default, in the case of monetary payments, beyond the ten (10) day period stipulated in paragraph 17.01(a) aforesaid or, in the case of any other default, after fourteen (14) days following written notice from the Landlord requiring that the Tenant remedy, correct or comply or, in the case of any such default which would reasonably require more than fourteen
          (14) days to rectify, unless the Tenant shall commence rectification within the said fourteen (14) days notice period and thereafter promptly and diligently and continuously proceed with the rectification of any such default;

then, and in each of such cases, and at the option of the Landlord this Lease may be terminated and the Term shall then immediately become forfeited and void, and the Landlord may without notice or any form of legal process whatever forthwith re-enter the Premises or any part thereof in the name of the whole and repossess and enjoy the same as of its former estate, anything contained herein or in any statute or law to the contrary notwithstanding.

17.02 Accelerated Rent

Should any event described in Section 17.01(b) occur, the then current month's rent together with the rent for the three (3) months next ensuing shall immediately become due and payable.

17.03 Landlord May Perform

If the Tenant shall fail to observe, perform or keep any of the provisions of this Lease to be observed, performed and kept by the Tenant, and subject to rectification within the period set out in Section 17.01(d) the Landlord may, but shall not be obliged to, at its discretion and without prejudice, rectify the default of the Tenant, whether or not performance by the Landlord on behalf of the Tenant is otherwise expressly referred to in the applicable Section of this Lease. For such purpose the Landlord may make any payment and/or do or cause to be done such things as may be requisite including, without limiting the generality of the foregoing, entry upon the Premises. Any such performance by or at the behest of the Landlord shall be at the expense of the Tenant and recoverable as Additional Rent, payment of which is to be made by the Tenant on presentation of an invoice therefor.

17.04 Distress

If and whenever the Tenant shall be in default in the payment of any rent, whether hereby expressly reserved or deemed as such, or any part thereof, the Landlord may, without notice, or any form of legal process whatsoever, enter upon the Premises and seize, remove and sell the Tenant's goods, chattels and equipment therefrom and/or seize, remove and sell any goods, chattels and equipment at any place to which the Tenant or any other person may have removed them, in the same manner as if they had remained and been distrained upon the Premises, all notwithstanding any rule of law or equity to the contrary, and the Tenant hereby waives and renounces the benefit of any present or future Act limiting or eliminating the Landlord's right of distress.

17.05 Costs And Interest

All expenses, costs and expenditures including, without limitation, solicitor-client costs and accounts, incurred by the Landlord as a result of any default by the Tenant shall forthwith on demand be paid by the Tenant as Additional Rent together with interest, at the rate specified in Section 4.05(e), from the date any such expenses, costs and expenditures are incurred by the Landlord until the same are fully paid and satisfied.

17.06 Vacate Upon Termination

At the termination of this Lease, whether by affluxion of time or otherwise, the Tenant shall vacate and deliver up possession of the Premises in the same condition as the Premises were in upon delivery of possession to the Tenant, subject to the exceptions from the Tenant's obligation to repair in accordance with Section 11.02, and subject to the Tenant's rights and obligations in respect of removal in accordance with Section 12.02, and shall surrender all keys to the Premises to the Landlord at the place then fixed for payment of rent and shall inform the Landlord of all combinations on locks, safes and vaults, if any, in the Premises.

17.07 Additional Rights On Re-Entry

If the Landlord shall re-enter or if this Lease shall be terminated, other than by affluxion of time:

     (a) notwithstanding any such termination or the Term thereby becoming forfeited and void, the provisions of this Lease relating to the consequences of termination shall survive;

     (b) the Landlord may use such force as it may deem necessary for the purpose of gaining admittance to and retaking possession of the Premises and the Tenant hereby releases the Landlord from all actions, proceedings, claims and demands whatsoever for or in respect of any such forcible entry or any loss or damage in connection therewith;

     (c) the Landlord may re-let the Premises or any part thereof for a term or terms which may be less or greater than the balance of the Term and may grant reasonable concessions in connection therewith;

     (d)  the Tenant shall pay to the Landlord upon demand:

          (i) rent and all other amounts payable hereunder up to the time of re-entry or to termination, whichever shall be the latter, including without limitation accelerated rent as provided in 17.02;

          (ii) such reasonable expenses as the Landlord may incur or has incurred in connection with the re-entering, terminating, re-letting, collecting sums due or payable by the Tenant, realizing upon assets seized, including without limitation brokerage, legal fees and disbursements, and the expenses of keeping the Premises in good order, repairing the same and preparing them for re-letting; and

          (iii) as liquidated damages for the loss of rental and other income of the Landlord expected to be derived from the Lease during the period which would have constituted the unexpired portion of the Term had it not been terminated, either:

               (A) an amount determined by reducing to present worth at an assumed interest rate of ten per cent (10%) per annum all Minimum Rent and estimated Additional Rent to become payable during the period which would have constituted the unexpired portion of the Term, such determination to be made by the Landlord, who may make reasonable estimates of when any such other amounts would have become payable and may make

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

                    such other assumptions of fact as may be reasonable in the circumstances; or

               (B) an amount equal to Minimum Rent and estimated Additional Rent for a period of six (6) months;

               whichever is the greater.

17.08 No Waiver

No provision of this Lease shall be deemed to have been waived by the Landlord unless a written waiver from the Landlord has first been obtained and, without limiting the generality of the foregoing, no acceptance of rent subsequent to any default and no condoning, excusing or overlooking by the Landlord on previous occasions of any default nor any earlier written waiver, shall be taken to operate as a waiver by the Landlord or in any way to defeat or affect the rights and remedies of the Landlord.

17.09 Remedies Cumulative

No reference to or exercise of any specific right or remedy by the Landlord shall prejudice or preclude the Landlord from any other remedy, whether allowed at law or in equity or expressly provided for herein. No such remedy shall be exclusive or dependent upon any other such remedy, but the Landlord may from time to time exercise any one or more of such remedies independently or in combination. Without limiting the generality of the foregoing, the Landlord shall be entitled to commence and maintain an action against the Tenant to collect any rent not paid when due, without exercising the option to terminate this Lease pursuant to Section 17.01.

17.10 Landlord Not Liable

The Landlord shall not be liable for any loss or damage to the Tenant's property or business caused by any reasonable acts of the Landlord in exercise of its rights and remedies hereunder.

17.11 Offer to Lease, Signs

The Landlord shall give reasonable consideration to any offer to lease the Premises after termination of the Term, provided such offer is received from the Tenant not later than six (6) months prior to the Termination Date set out in
Section 1.01 (f) (iii). Unless such offer is accepted by the Landlord, the Landlord shall have the right within three (3) months prior to the termination of the Term to place upon the Premises a notice, of reasonable dimensions and reasonably placed so as not to interfere with the business of the Tenant, stating that the Premises are for sale or to let and the Tenant shall not remove or obscure such notice or permit the same to be removed or obscured.

17.12 Holding over

If the Tenant continues to occupy the Premises with the consent of the Landlord after the expiration or other termination of the Term without any further written agreement, the Tenant shall be a monthly lessee at a minimum monthly rent equal to twice the minimum Rent, plus Additional Rent as herein provided and subject always to all of the other provisions in this Lease insofar as the same are applicable to a month to month tenancy and a tenancy from year to year shall not be created by implication of law; provided that nothing herein contained shall preclude the Landlord from taking action for recovery of possession of the Premises.

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

17.13 Waiver of Rights Of Redemption

The Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of the Tenant being evicted or dispossessed from the Premises for any cause, or in the event of the Landlord obtaining possession of the Premises or of the Tenant's goods and chattels on the Premises, by reason of the default of the Tenant or otherwise.

                                   ARTICLE 18
                               GENERAL PROVISIONS

18.01 Co-Covenantor

The obligations of the Co-Covenantor, if any, shall be as set out in Schedule
"D".

18.02 Approvals

No provision in this Lease requiring the Landlord's consent or approval shall be deemed to have been fulfilled or waived unless the written consent or approval of the Landlord relating to the particular matter or instance has first been obtained and, without limiting the generality of the foregoing, no prior consent or approval and no condoning, excusing or overlooking by the Landlord on previous occasions when such a consent or approval was required shall be taken to operate as a waiver of the necessity of such consent or approval whenever required under this Lease.

18.03 Landlord's Performance

Notwithstanding anything in this Lease to the contrary, the Landlord shall be deemed not to be in default in respect of the performance of any of the terms, covenants and conditions of this Lease if any failure or delay in such performance is due to any strike, lockout, civil commotion, war-like operation, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, inability to obtain any materials, services or financing, Act of God, or other cause beyond the control of the Landlord.

18.04 Relationship Of Parties

Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the provisions contained herein nor any acts of the parties herein shall be deemed to create any relationship between the parties other than the relationship of landlord and tenant.

18.05 Sole Agreement

This Lease and any Agreement to Lease pertaining to the Premises and executed and delivered by or on behalf of the Tenant and the Landlord set forth all of the warranties, representations, covenants, promises, agreements, conditions and understandings between the parties concerning the Premises and the Development and there are no warranties, representations, covenants, promises, agreements, conditions or understandings, either oral or written, express or implied, between them other than as set forth in this Lease, as modified pursuant to
Section 18.06, or the said Agreement to Lease. The provisions of the said Agreement to Lease shall survive the execution and delivery of this Lease, provided that such provisions shall be deemed to be, and survive only as, covenants and not conditions and provided further that in the event of any conflict or contradiction between this Lease and the said Agreement to Lease, the provisions of this Lease shall prevail.

18.06 Modification

Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon the parties unless reduced to writing and signed by the parties. At the request of the Landlord, the Tenant and the Co-Covenantor shall execute and deliver a modification agreement reflecting the changes in this Lease resulting from an adjustment in Floor Area or an extension of the Termination Date or reflecting any other alteration, amendment, change or addition agreed to between the parties, provided that the failure of the Tenant or the Co-Covenantor to do so shall not mean that the Tenant or the Co-Covenantor are not bound by the provisions of this Lease with respect to the effect of any such adjustment in Floor Area or an extension of the Termination Date.

18.07 Costs and Registration

The Tenant shall pay to the Landlord as Additional Rent on demand, any legal fees and disbursements incurred by the Landlord in respect of the negotiation or preparation of this Lease. The Tenant shall not register this Lease or any interest arising hereunder, and the Tenant agrees that the Landlord shall not be under any obligation to deliver this Lease in registrable form.

18.08 No Brokerage Commission

As part of the consideration for the granting of this Lease, the Tenant represents and warrants to the Landlord that no broker or agent (other than any broker or agent authorized in writing by the Landlord) negotiated or was instrumental in negotiating or consummating this Lease. Notwithstanding the foregoing, any broker or agent of the Tenant shall be paid by the Tenant to the exoneration of the Landlord.

18.09 Applicable Law, Court, Language

     (a) This Lease shall be governed and construed by the laws of the Province of British Columbia.

     (b) The venue of any proceedings taken in respect of this Lease shall be at Vancouver, British Columbia, so long as such venue is permitted by law, and the Tenant shall consent to any application by the Landlord to change the venue of any proceedings taken elsewhere to Vancouver, British Columbia.

     (c) The parties hereto have required that the present agreement and all deeds, documents or notices relating thereto be drafted in the English language.

          Les parties aux presentes ont exige que le present contract et tout autre contract, document on avis afferant ou ancillaire aux presentes soient rediges en langue anglaise.

18.10 Construed Covenants, Severability

All of the provisions of this Lease are to be construed as covenants and agreements. Should any provision of this Lease be or become illegal, invalid or not enforceable, it shall be considered separate and severable from this Lease and the remaining provisions shall remain in force and be binding upon the parties hereto and be enforceable to the fullest extent of the law.

18.11 Time

Time shall be of the essence hereof.

18.12 Notice

     (a) Any notice to be given hereunder shall be in writing and may be either delivered personally or sent by prepaid, registered or certified mail and, if so mailed, shall be deemed to have been given three days following the date upon which it was mailed. The addresses of the parties for the purpose hereof shall be, in the case of the Landlord, the address of the Landlord set forth in Section 1.01 (a)(ii), with a copy sent to Messrs. Blake, Cassels & Graydon, Barristers & Solicitors, 3 Bentall Centre, Suite 2600, 595 Burrard Street, Vancouver, British Columbia, V7X 1L3, Attention: Mr. Jeffrey Merrick, and to such other party as the Landlord may require, and in the case of the Tenant, the address set forth in Section 1.01(b) (iii) or, in the event that the latter address is not so set forth, at the address of the Premises, with a copy sent to the Co-Covenantor, if any, and in the case of the Co-Covenantor, if any, at the address set forth in
          Section 1.01(c)(iii), or at such other respective address as may be established pursuant to Section 18.12(c). Notwithstanding the foregoing, during the currency of any interruption in the regular postal service, any notice to the Tenant may be left at the Premises and shall be effective upon being so left.

     (b) Any notice or service required to be given or effected under any statutory provision or rules of court from time to time in effect in the Province of British Columbia shall be sufficiently given or served if mailed or delivered at the address as aforesaid or, in the case of a party which is a corporation, if mailed to the registered office or registered head office within British Columbia of that corporation.

     (c) Any party hereto may at any time give notice in writing to another of any change of address of the party giving such notice and from and after the second day after the giving of such notice, the address therein specified shall be deemed to be the address of such party for the giving of notices hereunder.

     (d) Notwithstanding that the copy of any notice to the Tenant is not given to or received by the Co-Covenantor in accordance with Section 18.12(a), such notice to the Tenant shall be effective and valid and the Landlord shall have all the rights and remedies contained in this Lease.

18.13 Index, Headings

The index, headings and any marginal notes in this Lease are inserted for convenience or reference only and shall not affect the construction of this Lease or any provision hereof.

18.14 Number And Gender

Whenever the singular or masculine or neuter is used in this Lease, the same shall be construed to mean the plural or feminine or body corporate where the context of this Lease or the parties hereto may so require.

18.15 No Transfer on Bankruptcy

Neither this Lease nor any estate hereby created will pass or enure to the benefit of any Trustee in bankruptcy or any receiver or any assignee for the benefit of creditors of the Tenant or otherwise by operation of law.

18.16 Successors Bound

All rights and liabilities herein given to, or imposed upon the respective parties hereto, shall extend to and bind the several respective heirs, executors, administrators, successors and assigns of the said parties and if there shall be more than one party described in Section 1.01(b), they shall all be bound jointly and severally by the terms, covenants and agreements herein on the part of the Tenant. No rights, however, shall enure to the benefit of any assignee of the Tenant unless the assignment to such assignee has been first approved by the Landlord in accordance with Section 14.02.

18.17 Landlord's Work and Tenant's Work

The Landlord shall complete, at its own cost and expense, the Landlord's Work described in Schedule "E". The Tenant shall complete, at its own cost and expense, the Tenant's Work described in Schedule "E".

18.18 Improvement Allowance

Provided the Tenant is not then in default of any of the terms, covenants or conditions in this Lease or in the Agreement to Lease and subject to the following provisions of this Section 18.18, the Landlord shall pay to the Tenant an allowance (the "Allowance") in the maximum amount set out in Section 1.01(k). It is expressly understood and agreed that the Allowance is to be paid for the purpose of reimbursing the Tenant for its out of pocket costs in completing the Tenant's Work during the Fixturing Period, and to the extent that such costs are less than the Allowance, the remaining portion of the Allowance shall be forfeit and the Tenant shall have no claim whatsoever thereto. The Allowance shall be paid to the Tenant by the Landlord after the last to occur of all of the following:

     (a)  the opening of the Premises for the conduct of business by the Tenant;

     (b) the receipt by the Landlord from the Tenant of a statutory declaration, executed no less than 55 days after the completion of the Tenant's Work, stating that there are no claims of builders' lien or other liens or encumbrances affecting the Premises with respect to work, services, materials and equipment relating to the Premises, and that the Tenant's designers, contractors, subcontractors, workers and suppliers of materials and equipment have been paid in full for all work and services performed and materials and equipment supplied by them on or to the Premises (together with copies of all invoices confirming payment to such persons);

     (c) receipt by the Landlord of a copy of this Lease duly executed by the Tenant and the Co-Covenantor (if any);

     (d) receipt by the Landlord of a written notice requesting payment of the Allowance;

     (e) the passage of forty-five (55) days following the completion of the Tenant's Work; and

     (f) receipt by the Landlord of evidence satisfactory to the Landlord of the actual out of pocket costs incurred and paid by the Tenant for the Tenant's Work.

18.19 Tenant's Acceptance

The Tenant does hereby accept this Lease of the Premises, to be held by the Tenant, and subject to the conditions, restrictions and covenants set forth herein.

IN WITNESS WHEREOF the parties hereto have executed this Lease as of the day and year first above written.

LANDLORD:


HOOP REALTY INC., by its duly
appointed agent TONKO-NOVAM MANAGEMENT LTD.


By: /s/ Paolo Pela
    ---------------------------
       Paolo Pela, President


TENANT:


OFFSHORE SYSTEMS LTD.


By: /s/ John Jacobson
    ---------------------------
     John Jacobson, Pres., CEO

                                    SCHEDULES

Schedule  "A"  -   Description of Premises (Site Plan with location of Premises outlined in heavy black and legal description)

Schedule  "B"  -   Definitions

Schedule  "C"  -   Rules and Regulations

Schedule  "D"  -   Co-Covenantor's Obligations DELETED

Schedule  "E"  -   Landlord's Work and Tenant's Work

                                  SCHEDULE "A"

                             DESCRIPTION OF PREMISES

LEGAL DESCRIPTION:

Lot 16, Black X, District Lot 265, Plan 21614
City of North Vancouver, British Columbia

LOCATION OF PREMISES:

                                   BUILDING B
                                 1ST FLOOR PLAN

                                    [GRAPHIC]

                                   BUILDING B
                                 2ND FLOOR PLAN

                                    [GRAPHIC]

                                  SCHEDULE "B"

                                   DEFINITIONS

In this Lease the terms defined in this Schedule "B" are used with the meanings defined as follows:

     1. "Additional Rent" means any and all rates, Property Taxes, other taxes, Common Area Costs, utility charges and other sums, amounts, costs, expenses and charges or increases therein relating to the Premises, the business of the Tenant or the Development, for which the Tenant is responsible, in whole or in part, in accordance with this Lease;

     2. "Basic Terms" means those terms set out in Section 1.01, some of which are more particularly defined in this Schedule "B";

     3. "Co-Covenantor" means the party or parties described in section 1.01(c) and the heirs, executors, administrators and successors thereof;

     4. "Common Areas" means all lands, improvements, facilities, utilities, installations and equipment which are provided or designated (and which may be altered, reconstructed, expanded or withdrawn from and added to such designation, all subject to the provisions of this Lease) from time to time by the Landlord for the use by the Tenant and its agents, invitees, servants, employees, licensees and customers in common with others and includes, without limitation, the Parking Areas, as defined in Section (15) of this Schedule "B"; sidewalks and landscaped areas; loading areas; electrical systems and equipment; general signs; administrative offices for the Development; mechanical and electrical rooms; and trash disposal facilities; except for areas allocated to a tenant or licensee on a reasonable or otherwise temporary basis while used and occupied;

     5. "Common Area Costs" means all costs, charges and expenses of operating and maintaining the Development from time to time including, without limitation, in respect of lighting and other utilities; cleaning, janitorial services, snow and garbage removal; supervising, policing and security; operating and maintaining fixtures, machinery, equipment and building services; striping parking spaces and aisleways; landscaping maintenance; repairs and replacements, other than those which constitute an expense of a capital nature in accordance with normal accounting practice or which are necessary to remedy structural defects or faulty workmanship in construction or errors in design and engineering; periodic depreciation calculated in accordance with generally accepted accounting practice, upon the initial capital cost of and replacements to the equipment used for cleaning and maintenance and periodic depreciation, calculated as aforesaid, on all other capital costs (but not the capital costs of the original construction at the time when the Development was first constructed, except as expressly set out above); Property Taxes, if not already included in Additional Rent pursuant to Article 6, business taxes, place of business taxes, provincial capital taxes allocated by the Landlord to the Development and calculated as if the Development was the only asset of the Landlord, and any other taxes levied in respect of or fairly attributable to the Common Areas, together with the costs of contesting or negotiating the same; insurance premiums, as deemed included pursuant to Section 9.05; supplies and Development personnel wages and payroll expenses; plus management fees not to exceed standard industry management fees; but there shall be excluded therefrom payments of principal and interest under any mortgages on the Development;

     6. "Development", means the lands described in and outlined in green on Schedule "A" and all buildings and improvements from time to time erected thereon and their appurtenances, all as the same may be expanded or altered in accordance with this Lease from time to time (including any adjacent lands and the improvements thereon which the Landlord elects to include, by written notice to the Tenant), constituting the Capilano Business Park;

     7. "Fixturing Period" means the period set out in Section 1.01(i), during which the Tenant shall be entitled to access to and possession of the Premises for the purpose of fixturing and stocking the Premises;

     8. "Floor Area" or floor area means the area, expressed in square feet or such other unit as the Landlord may determine, of each floor in each interior rentable premises in the Development, calculated by measuring from the exterior surfaces of the exterior walls and of all walls adjoining Common Areas, from the centre line of party or demising walls separating two or more rentable areas and from the lease line separating areas where no wall exists, all without deduction or exclusion for any space occupied by or used for columns, stairs, elevators, or other interior construction or equipment or for any storefront or doorway areas recessed from the lease line, the confirmation of which by the Landlord's architect is to be conclusive, and when used in respect of the Premises means the area of each floor in the Premises, calculated as aforesaid, as set out in Section 1.01(e) or as the same may have been revised pursuant to Section 12.04 or Section 12.05;

     9. "Gross Leaseable Area" of the Development or any specified portion thereof means the aggregate, from time to time, of the floor areas of all floors and mezzanines (unless such mezzanine has been constructed by a tenant and is used exclusively for storage) in all interior rentable premises in the Development or in such specified portion, as the case may be;

     10. "Landlord" means HOOPP REALTY INC., by its duly appointed agent TONKO-NOVAM MANAGEMENT LTD. and its successors and assigns;

     11. "Lease" means this lease as from time to time amended in writing by the parties hereto;

     12. "Lease Year" means, in the case of the first Lease year, the period beginning on the earlier of the First Day of the Term set out in
          Section 1.01(f)(ii) or the day that the Tenant's obligations to open for business and to pay rent commence pursuant to Section 3.02 and terminating twelve (12) months from the last day of the month in which the later of the First Day of the Term or the day of commencement of such obligations occurs (except that if the First Day of the Term occurs on the first day of a month and the day of commencement of such obligations falls on either the same or any prior day, the first Lease Year shall terminate on the day prior to the first anniversary of the First Day of the Term) and, in the case of each subsequent Lease Year, means each twelve (12) month period after the first Lease Year, the last of which shall terminate on the Termination Date set out in
          Section 1.01(f)(iii), as extended pursuant to Section 3,03;

     13. "Minimum Rent" means the rent set out in Sections 1.01(g) and payable in accordance with Article 4;

     14. "Notice" includes without limitation, requests, demands, designations, statements or other writings in this Lease required or permitted to be given by the Landlord to the Tenant or to the Landlord and all originating notices of motion, affidavits and any other ancillary documents in support of all legal proceedings;

     15. "Parking Areas" means the paved portions of the Development lands which have been and are to be allocated for the parking of motor vehicles, as from time to time altered, reconstructed or expanded, and includes entrances, roads and other means of access thereto and any other parking facilities from time to time constructed in the Development;

     16. "Premises" means that portion of the Development referred to in Schedule "A" and outlined in red thereon;

     17. "Property Taxes" means all general, special local improvement and school and water taxes, levies, rates and charges from time to time imposed against immovable property by municipal or other governmental authorities having jurisdiction, exclusive of income taxes, business taxes, place of business taxes, estate, inheritance, succession, capital levy or property transfer tax, together with the costs of contacting or negotiating the same. (Should it be found that due to changes in the method of levying or collection of any tax, levy, rate or charge to be imposed upon immovable property or should any new tax, levy, rate or charge be levied or imposed in lieu of or in addition to those contemplated by the above definition, the Landlord and the Tenant hereby agree to negotiate an amendment or new provision to this Lease as is necessary to deal with such tax, levy rate or charge, in an equitable manner so as to obviate any injustice or inequity which shall have arisen and should the Landlord and the Tenant fail to agree on such amendment or new provision the same shall he settled by arbitration in accordance with the Commercial Arbitration Act of British Columbia or any like statute in effect from time to time);

     18. "Proportionate Share of the Tenant" or the "Tenant's Proportionate Share" means, in respect of each item or category of Additional Rent relating to the Premises and any or all other rental premises in the Development, that proportion of the amount of such item or category of Additional Rent which the Floor Area of the Premises bears to Gross Leaseable Area of either the Development or of the portion of the Development, including the Premises, to which such item or category of Additional Rent relates, as the case may be;

     19. "Rules and Regulations" means those rules and regulations attached to this Lease as Schedule "C" and all amendments and additions thereto made by the Landlord in accordance with this Lease;

     20. "Tenant" means the party or parties described in Section 1.01(b) and the heirs, executors, administrators, successors and permitted assignees thereof; and

     21. "Termination Date" means the date set out in Section 1.01(f) (iii), as the same may be amended pursuant to Section 3.03.

                                  SCHEDULE "C"

                              RULES AND REGULATIONS

1.   REFUSE

     (a) All trash, rubbish, waste material and other garbage shall be kept within the Premises until the day of removal, such removal to be at the expense of the Tenant on a regular basis as determined by the Landlord.

     (b) The Tenant shall not burn any garbage in or about the Premises or anywhere within the Development.

     (c) If the Tenant's garbage is of a deteriorating nature, creating offensive odours, the Tenant shall utilize and maintain at its cost and expense, refrigerated facilities as required by the Landlord.

     (d) The Tenant's garbage shall he placed by the Tenant in common containers provided by the Landlord at a location designed by the Landlord unless, because of the volume or nature of the Tenant's garbage, the Landlord requires that the Tenant provide its own containers at the Tenant's cost, in which case such containers shall be subject to approval by the Landlord and shall only be kept at a location designated by the Landlord.

2.   OVERLOADING, SUSPENSION

     (a) The Tenant shall not overload any floor of the Premises in excess of the following:

          Ground Floor - 250 lbs. average load

                       - 500 lbs. point load

          Second Floor - 100 lbs. average load.

     (b) The Tenant shall not hang or suspend from any wall or ceiling or roof, or any other part of the Development, any equipment, fixtures, signs or displays which are not first authorized by the Landlord.

3.   ELECTRICAL EQUIPMENT

     (a) The Tenant shall at its sole cost and expense, install and maintain all necessary lighting fixtures, electrical equipment and wiring therefor.

     (b) If the Tenant requires any electrical equipment which might overload the electrical facilities in the Premises, the Tenant shall submit to the Landlord plans and specifications for works required to install and supply additional electrical facilities or equipment to prevent such overloading, and shall obtain the Landlord's written approval to perform such works, which shall meet all the applicable regulations or requirements of any government or other competent authority, the Association of Insurance Underwriters and the Landlord's insurers, all at the sole cost and expense of the Tenant.

4.   PLUMBING

No plumbing facilities shall be used for any purpose other than that for which they were designed, and no foreign substance of any kind shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from a violation of this provision by the Tenant or by person for whom the Tenant is responsible shall be borne by the Tenant.

5.   HVAC OPERATION

The Tenant shall keep the Premises at a temperature sufficiently high to prevent freezing of water in pipes or fixtures.

6.   SIGNS, ADVERTISING, DISPLAY WINDOWS

     (a) The Tenant shall not erect or install any exterior signs or interior window or door signs or advertising media or window or door lettering or placards without the prior written consent of the Landlord.

     (b) The Tenant shall not install any exterior lighting, exterior decorations or build any aerial or mast, or make any change to the exterior of the Premises, without the prior written consent of the Landlord.

     (c) The Tenant shall indemnify and save harmless the Landlord from all claims, demands, loss or damage to any person or property arising out of any sign, mast aerial or other installation, notwithstanding any consent by the Landlord thereto.

     (d) The Tenant shall keep all lighted signs in, upon or affixed to the Premises illuminated until 10:00 o'clock in the evening each day except Sunday, or to such other times as required by the Landlord.

     (e) Any installation requiring the Landlord's consent which has not received such consent shall be subject to immediate removal without notice at the Tenant's cost.

7.   PARKING

     (a) The Tenant shall cause its employees, customers and suppliers to comply with any parking area designations and directions by the Landlord as well as any time limits on parking established by the Landlord.

     (b)  Overnight parking is prohibited.

     (c) The Tenant shall furnish the Landlord with Provincial automobile licence numbers of all motor vehicles of the Tenant and its employees within five (5) days after taking possession of the Premises and shall thereafter notify the Landlord of any changes or additions to such numbers within five (5) days after occurrence.

8.   DELIVERY

     (a) The Tenant shall receive, ship, take delivery of, and allow and require suppliers and others to deliver or take delivery of, merchandise, supplies, fixtures, equipment, furnishings and materials only through the service and delivery facilities of the Premises in accordance with the reasonable directives and further rules and regulations of the Landlord.

     (b) The Tenant shall inform suppliers of such rules and regulations respecting delivery so as to accommodate the ease of delivery to and from the Development.

     (c) The Tenant shall remove all such merchandise and other delivered items from the loading area or other Common Areas immediately upon such delivery or shall pay such costs as may be determined by the Landlord for any hourly, daily or weekly temporary storage permitted by the Landlord.

     (d) The Tenant shall not permit any vehicles belonging to the Tenant or its employees, contractors or agents to cause obstruction on the Parking Area or the portions of the Common Areas constituting a common loading area and will use its best endeavours to ensure that person doing business with the Tenant shall not permit any vehicles to cause any such obstructions.

9.   PESTS

Should the Premises become infested with rodents, vermin or the like, the Tenant shall forthwith remedy the same and shall use, at the Tenant's cost, such pest extermination contractor as the Landlord may direct and at such intervals as the Landlord may require as being necessary by reason of the conditions in the Premises.

10.  NOTICE OF ACCIDENT, DEFECTS

The Tenant shall give immediate notice to the Landlord in case of fire or accident in the Premises or of defects therein or in any fixtures or equipment thereon.

11.  EMERGENCY CONTACTS

The Tenant shall provide the Landlord with the names, addresses and telephone numbers of two (2) authorized employees of the Tenant who may be contacted by the Landlord in the event of an emergency relative to the Premises.

12.  PERMITS, LICENCES

The Tenant alone shall be responsible for obtaining, from the appropriate governmental authority or other regulatory body having jurisdiction, whatever permits, licences or approvals as may be necessary for the operation of its business, the whole to the entire exoneration of the Landlord.

13.  TENANT'S WORK

Any work to be performed in the Premises by the Tenant or its contractors shall be first approved and then made strictly in accordance with the rules and regulations of the Landlord from time to time in respect of work by tenants within the Development.

14.  FURTHER RULES AND REGULATIONS

For the general benefit and welfare of the Development and the tenants therein, the Landlord may amend rules and regulations, by alteration or addition, and such amended rules and regulations shall be binding on the Tenant.

                                  SCHEDULE "D"

                        OBLIGATIONS OF THE CO-COVENANTOR

                                  D E L E T E D

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                                  SCHEDULE "E"

                                 DESCRIPTION OF

                        LANDLORD'S WORK AND TENANT'S WORK

Only those items designated below as Landlord's Work will be provided and installed by the Landlord in the Premises at his expense. All other work required in the Premises, including those items designated below as Tenant's Work, will be provided and installed by the Tenant at his expense. In the event that the Landlord should undertake work required by the Tenant, which is in addition to the Landlord's Work, payment for this work shall be made by the Tenant as outlined in Item No. 6 of this Schedule "E", the Payment Schedule. It is understood that some of the Landlord's Work can only be undertaken contemporaneously with or subsequent to work done by the Tenant and that certain Landlord's Work, including correction of deficiencies, may be undertaken or completed subsequent to the Commencement Date of the Term of the Lease executed between the parties.

1.   BASIC BUILDING

     The Landlord will construct at his expense a basic Building, other than improvements to the tenant's premises, containing the leasable premises. The Building will conform to Group F, Division II, of the National Building Code and will be of concrete tilt up construction with structural steel framing, supporting a concrete and metal deck second floor and a metal roof deck with built-up roofing. Stair(s) as required by code in each tenancy will be supplied by the Landlord.

2.   PARKING LOT & LOADING AREA

     The Landlord will construct at his expense a parking lot, and will pave, stripe, landscape and suitably light same and will provide suitable access to and egress therefrom.

3.   LANDLORD'S WORK

     In addition to the basic building and the parking lot, the Landlord will provide, furnish and install the following improvements at his expense to the Premises:

A)   INTERIOR WALLS:

     i)   Around Windows and Storefronts:

          The Landlord will face the area around windows and storefronts on exterior walls with "R" 6 insulation with metal stud and gypsum board prepared for painting, to a height of 9ft.

     ii)  All Other Exterior Walls:

          Any walls of concrete or concrete block construction will be left fair faced in the Premises. Slight projections of these exterior walls may occur.

     iii) Interior Demising Partitions:

          Demising partitions between tenancies will be constructed by the Landlord, at the Tenant's expense, as Tenant premises are identified.

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The Landlord may delay applying the gypsum board to other materials selected by the Landlord until such time as the Tenant has obtained approval of any services located in the steel stud wall.

B)   FLOORS:

     Concrete floors with smooth trowel finish in one plane as determined by the Landlord.

     All floor loading shall meet the Landlord's requirements and, without limiting the generality of the foregoing, shall not exceed the following:

          Ground Floor:   -   250 lbs. average load
                          -   500 lbs. point load

          Second Floor:   -   100 lbs. average load

     Any openings through floors necessitated as a result of Tenant requirements shall be designed or located by the Landlord's Consultant and such work will be carried out by the Landlord at the Tenant's expense.

C)   PLUMBING:

     A cold water line and a sanitary sewer line located in the floor of each tenancy. When the Tenant's plumbing requirements are known, the Landlord will supply and install plumbing vents and a washroom exhaust system at the Tenant's expense.

D)   SPRINKLER:

     A sprinkler main will be roughed into each tenancy with capped tee. Sprinkler distribution system, as may be required by the Tenant, to be supplied and installed by the Landlord at the Tenant's expense.

E)   HEATING, VENTILATING & AIR-CONDITIONING:

     Gas rough-in and gas-fired unit heaters for clear height (21 feet) industrial space will be supplied and installed by the Landlord. Gas fire unit heaters to be sized at 5 BTU's/sq. ft. in 21' clear height industrial/warehouse space.

     Other heating, ventilating and air-conditioning as may be required by a Tenant beyond this basic standard is to be supplied and installed by the Landlord at the Tenant's expense.

F)   ELECTRICAL:

     The following electrical service will be supplied for each tenancy:

     A 600 volt - 3 phase, 4 wire service {600/347 volt) sized to provide a total connected load (including H.V.A.C. equipment) of 6 watts per sq. ft. of leasable area. This service complete with a disconnect and splitter will be installed on the rear wall of each tenancy. A main switch and meter base for each tenancy will be provided at a central electrical room.

     Where loads are in excess of this limit, the availability of additional electrical power shall be determined by the Landlord's Consultant. The cost of the installation of an increased electrical service shall be borne by the Tenant.

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G)   TELEPHONE:

     An empty conduit for a single telephone service will be brought to a point within each tenancy, the location of which shall be determined by the Landlord.

H)   METERS:

     Electrical meters and gas meters are to be supplied and installed by the utility supplying the service. Water meters may be installed by the Landlord at the Tenant's expense in tenancies whose consumption exceeds normal domestic requirements.

I)   REAR SERVICE DOOR:

     A 10' x 12' overhead door and a 3' x 6' 8" main door will be provided at the rear of each tenancy.

4.   TENANT'S WORK

A)   INSTALLATION:

     i)   Signs:

          A sign or signs in compliance with the provisions of the Landlord's standard Sign Criteria (Item 5 of this Schedule "E"), to be installed prior to opening for business.

     ii)  Finishes:

          Tenant's decoration, partitions, suspended ceiling, window coverings, floor coverings, painting, trade fixtures and furnishings shall all be of a standard consistent with the base Building and shall be subject to the Landlord's written approval, such approval not to be unreasonably withheld.

     iii) Floor Attachments or Modifications:

          All attachments to the floor or modifications to the floor are subject to the Landlord's written approval. Approved modifications shall be carried out by the Landlord at the Tenant's expense.

     iv)  Electrical:

          Supply and installation of all electrical wiring, fixtures and equipment within the Premises, including but not limited to wiring, lighting fixtures, circuit breakers, electrical outlets, emergency lighting and exit signs as required. All fluorescent light fixtures in finished area must be recessed and no exposed tubes will be permitted.

          Where the service capacity of 6 watts per sq. ft. is not adequate, the Tenant shall inform the Landlord of the service capacity required. Any increased service shall be installed by the Landlord at the Tenant's expense. The additional pro rata cost of the Landlord's electrical equipment shall be borne by the Tenant.

          The Tenant shall be responsible for connection and commencement of electrical service. Power for the operation of the Tenant's ventilating and air-conditioning system shall be from the Tenant's service.

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          The Tenant shall ensure that work conforms to the requirements of all regulatory electrical bodies, and the requirements of the Landlord's Insurance Underwriters. All Tenant electrical designs must be approved in writing by the Landlord's Consultant, such approval not to be unreasonably withheld.

     v)   Heating, ventilating, and Air-Conditioning:

          Completion of the heating, ventilating and air-conditioning system, consisting of, but not limited to, the necessary plumbing, H.V.A.C. unit(s), ducts, duct insulation, electrical wiring and controls to maintain temperature in sales areas, show windows, work and storage areas and as required for the removal of any air not suitable for recirculation, such as fumes and vapours.

          All heating, ventilating or cooling to suit the Tenant's requirements or layouts will be designed and installed by the Landlord at the Tenant's expense.

          The Tenant will adhere to the following minimum heating, ventilating and air-condition requirements:

          a) make deducting provision to return all acceptable air directly to the H.V.A.C. unit for recirculation;

          b) all contaminated air must be discharged from the building by a system to be designed by the Landlord's Consultant, the cost of such design, materials, equipment and labour to be borne by the Tenant;

          c) kitchen exhaust systems shall be installed to the approval of I.A.O., local fire authorities and the Landlord's Insurance Underwriters;

          d) in the event that the Tenant's equipment requires combustion air or make-up air from outside the building, the Landlord shall supply and install all roof or wall-mounted appurtenances. The Tenant shall heat or cool all make-up air in order to maintain design standard temperatures. The design of this system shall be subject to the approval of the Landlord's Consultant. The costs of such approval, materials, equipment and labour shall be borne by the Tenant.

     vi)  Sprinklers:

          Any additions or modifications to the regular grid of sprinklers provided by the Landlord, or to an installed modified grid approved by the Landlord, which are necessitated by the Tenant, shall be carried out by the Landlord's Contractor at the expense of the Tenant.

     vii) Suspended Improvements:

          The Tenant shall not suspend any tenant improvements from the roof structure, other than the ceiling, ceiling light fixtures and mechanical systems, without the prior written consent of the Landlord.

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     viii)Telephone:

          The cables and all work required to provide telephone service from the Landlord's telephone room to the Premises will be provided by the B.C. Telephone Company upon the Tenant's request only.

B)   OBLIGATIONS AND PROCEDURES:

     i)   Permits:

          The Tenant shall apply for, pay, procure and post all permits as required, including Certificate of Occupancy permit and those for construction work for which the Tenant is responsible. All work must conform to the Municipal, Provincial and federal codes latest editions, inspection bureaux and Insurance Underwriters' requirements.

     ii)  Tenant's Drawings and Specifications:

          Unless otherwise agreed upon by the Landlord in writing, the Tenant shall prepare at its sole expense design drawings by a competent interior designer. The Tenant shall provide within thirty (30) days after written notice by the Landlord, to the Landlord, seven prints and one sepia to 1/4 = 1'0" scale. These drawings must include but are not limited to the following:

          a)   Sign(s) according to the Landlord's sign Criteria.

          b) Floor plan showing all Tenant under-floor mechanical and electrical installation and locations of all trade fixtures and furnishings.

          c) Reflected ceiling plan showing location of light fixtures, heating, ventilating and airconditioning duct work, diffusers, and other fixtures and equipment which are located in the ceiling or ceiling space.

          d) Finishing schedule describing all materials and finishes to be used. Sample board if requested by Landlord.

          e) Complete specifications for electrical or mechanical equipment which exceeds the standard design factors previously described.

          f) Complete electrical drawing incorporating a tabulation for total connected loan and loan per square foot.

          g) Complete mechanical drawing indicating duct, diffuser and grille sizes and thermostat location.

     iii) Drawing Approval:

          All Tenant's Work must be in conformance with all criteria set out by the Landlord. Drawings must bear the stamp and signature of the Landlord prior to commencement of work. Tenant drawings must also be approved by the Landlord's Architect, Mechanical Consultant, and Electrical Consultant prior to commencement of work. All costs for such approvals shall be borne by the Tenant.

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          If the Landlord requires revisions to the Tenant's drawing and specification prior to giving approval, such revisions are to be made expeditiously by the Tenant.

     iv)  Completion of Tenant Work:

          A complete set of approved tenant drawings shall be available in the premises throughout the duration of Tenant's Work. All Tenant's Work shall be performed by competent designers and tradesmen whose labour union affiliations are compatible with those of others employed by the Landlord and his Contractors and is subject to the reasonable supervision of the Landlord.

     v)   Electrical Service & Garbage Removal:

          Electricity shall be available for the period of construction of the Premises or until the Tenant's electrical service is operational.

          Throughout the construction period garbage and packaging shall be collected from a single location outside the Premises, designated by the Landlord and disposed of.

          The Tenant shall pay the Landlord $.25/sq. ft. of floor area for the provision of temporary electricity and removal of waste.

     vi)  No Entry Onto Roof:

          The Tenant will not enter, nor will he permit entry onto any roof on the building nor make any openings in the roof or attachments thereto without the prior written consent of the Landlord.

     vii) Damage During Tenant's Work:

          Any damage to the Premises or the Building caused during the completion of the Tenant's Work by the Tenant or those for whom it is in law responsible (including the Tenant's contractors and contractors' agents) shall be repaired forthwith by or at the expense of the Tenant.

     viii)Declaration:

          On completion of the Tenant's Work, the Tenant shall forthwith furnish to the Landlord a Statutory Declaration stating that there are no Builder's Liens outstanding against the Premises or the Building on account of the Tenant's Work and that all accounts for work, service and materials have been paid in full with respect to all of the Tenant's Work, together with evidence in writing satisfactory to the Landlord that all assessments under the Workers' Compensation Act have been paid. The Landlord shall reserve the right to request satisfactory proof of payment of Tenant's contractors and suppliers.

     ix)  Opinion of Architect:

          The opinion in writing of the Landlord's Architect shall be binding on both the Landlord and the Tenant respecting all matters of dispute regarding the Landlord's Work and the Tenant's Work, including the state of completion and whether or not work is completed in a good and workmanlike manner.

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5.   SIGN CRITERIA

All Tenants' signage visible from the exterior is subject to the Landlord's approval and shall comply with the following regulations:

A) All Tenant signs are to be installed on the signband provided above the first floor windows at the front of each premises.

B) A diversity of graphic and logos are encouraged. Signs are to be made up of individual raised channel letters; sign boxes will not be permitted. Letter types, logos, materials, and layout of the Tenant's sign on the signband are all subject to the Landlord's approval.

C) The Landlord will provide external illumination of the signband, so internally illuminated Tenant signs will not be required. Should a Tenant require internally illuminated signs, they are to be limited to the following types of channel letters:

     i)   Internally illuminated plastic face with metal return.

     ii)  Internally illuminated plastic face with plastic return.

     iii) Back lit, metal face with metal return.

     The electrical supply to, and connection of, the Tenant's sign is the responsibility of the Tenant.

D) The text of Tenant identification signs is to be limited to store name, trade name, logo, or crest. No advertising is permitted. Lettering, symbols, or graphics on doors or building front will be considered on the basis of individual merit by the Landlord.

E) No flashing, blinking, animated, or audible signs will be permitted, nor any exposed light sources (with the exception of properly designed neon signage).

F) All conduits, transformers, brackets, and fastenings must be completely concealed and sign manufacturers labels must not be visible.

G) Rear service doors will be provided with standard identification, designed, supplied, and installed by the Landlord, at the Tenant's expense.

H) Any sign erected without the approval of the Landlord may be removed by the Landlord at the Tenant's expense.

I) The Tenant shall submit two copies of the shop drawings of the proposed sign, also two elevational drawings of the Tenant's building front (at 1/4" scale), showing the sign, for the Landlord's approval.

J) The Tenant shall place no window, covering (e.g. shades, blinds, curtains, drapes, screens, or tinting material), stickers, signs, lettering, banners, or advertising or display material on or near exterior windows or doors if such materials are visible from the exterior of the premises, without the Landlord's prior written consent. Similarly, the Tenant may not install any alarm boxes, foil protection tape, or other security equipment on the premises without the Landlord's prior written consent. Any material violating this provision may be destroyed by the Landlord without compensation to the Tenant.

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6.   PAYMENT SCHEDULE

     Any equipment or work provided by the Landlord at the request and expense of the Tenant shall be paid by the Tenant as follows:

     i) thirty-five percent (35%) of the amount payable shall be paid at the time the Tenant requests the equipment to be supplied or the work to be done; and

     ii) upon substantial completion of the work, the balance of the amount payable shall be paid by the Tenant within fifteen (15) days after the receipt of a statement therefor.

     The cost of such equipment or work shall include (in addition to labour, material and applicable taxes) Architectural, Engineering, Landlord's and Contractor's fees.

     Added to the cost of such equipment or work as determined in the preceding paragraph shall be any costs incurred by the Landlord through changes that the Tenant may make or request after the Architect has incorporated the Tenant's approved design into the overall plans of Capilano Business Park.

     The Tenant agrees that failure to pay for any amounts payable by the Tenant to the Landlord under the provisions of this Payment Schedule in the manner provided herein shall constitute a default and shall be collectable as Rent.

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